                                                                     Exhibit 4.1


                          SELECT MEDICAL CORPORATION,

                   THE SUBSIDIARY GUARANTORS PARITIES HERETO

                                      and

                     STATE STREET BANK AND TRUST COMPANY,
                                  as Trustee


                                     ____



                                   INDENTURE


                           Dated as of June 11, 2001


                                     ____



                   9 1/2% Senior Subordinated Notes Due 2009

                                                 ARTICLE 1

                          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.      Definitions........................................................................    1
Section 102.      Other Definitions..................................................................   33
Section 103.      Rules of Construction..............................................................   34
Section 104.      Incorporation by Reference of TIA..................................................   35
Section 105.      Conflict with TIA..................................................................   35
Section 106.      Compliance Certificates and Opinions...............................................   35
Section 107.      Form of Documents Delivered to Trustee.............................................   36
Section 108.      Acts of Noteholders; Record Dates..................................................   37
Section 109.      Notices, etc., to Trustee and Company..............................................   39
Section 110.      Notices to Holders; Waiver.........................................................   40
Section 111.      Effect of Headings and Table of Contents...........................................   40
Section 112.      Successors and Assigns.............................................................   40
Section 113.      Separability Clause................................................................   40
Section 114.      Benefits of Indenture..............................................................   40
Section 115.      Governing Law......................................................................   40
Section 116.      Legal Holidays.....................................................................   41
Section 117.      No Personal Liability of Directors, Officers, Employees, Incorporators and
                  Stockholders.......................................................................   41
Section 118.      Exhibits and Schedules.............................................................   41
Section 119.      Counterparts.......................................................................   41

                                                ARTICLE 2

                                                NOTE FORMS

Section 201.      Forms Generally....................................................................   41
Section 202.      Form of Trustee's Certificate of Authentication....................................   43
Section 203.      Restrictive and Global Note Legends................................................   44

                                                ARTICLE 3

                                                THE NOTES

Section 301.      Title and Terms....................................................................   46
Section 302.      Denominations......................................................................   46
Section 303.      Execution, Authentication and Delivery and Dating..................................   46
Section 304.      Temporary Notes....................................................................   47
Section 305.      Registration, Registration of Transfer and Exchange................................   48

Section 306.      Mutilated, Destroyed, Lost and Stolen Notes........................................   49
Section 307.      Payment of Interest Rights Preserved...............................................   49
Section 308.      Persons Deemed Owners..............................................................   50
Section 309.      Cancellation.......................................................................   51
Section 310.      Computation of Interest............................................................   51
Section 311.      CUSIP Numbers......................................................................   51
Section 312.      Book-Entry Provisions for Global Notes.............................................   51
Section 313.      Special Transfer Provisions........................................................   54
Section 314.      Payment of Additional Interest.....................................................   58

                                                ARTICLE 4

                                                COVENANTS

Section 401.      Payment of Principal, Premium and Interest.........................................   58
Section 402.      Maintenance of Office or Agency....................................................   58
Section 403.      Money for Payments To Be Held in Trust.............................................   59
Section 404.      SEC Reports........................................................................   60
Section 405.      Statement as to Default............................................................   60
Section 406.      Limitation on Indebtedness.........................................................   61
Section 407.      Limitation on Layering.............................................................   65
Section 408.      Limitation on Restricted Payments..................................................   65
Section 409.      Limitation on Restrictions on Distributions from
                  Restricted Subsidiaries............................................................   70
Section 410.      Limitation on Sales of Assets and Subsidiary Stock.................................   72
Section 411.      Limitation on Affiliate Transactions...............................................   75
Section 412.      Limitation on Liens................................................................   76
Section 413.      Future Subsidiary Guarantors.......................................................   77
Section 414.      Purchase of Notes Upon a Change in Control.........................................   77
Section 415.      Limitation on Sale of Capital Stock of Restricted Subsidiaries.....................   79
Section 416.      Limitation on Lines of Business....................................................   80
Section 417.      Payments for Consent...............................................................   80
Section 418.      Corporate Existence................................................................   80
Section 419.      Payment of Taxes and Other Claims..................................................   81

                                                ARTICLE 5

                                            SUCCESSOR COMPANY

Section 501.      When the Company May Merge, etc....................................................   81
Section 502.      Successor Company Substituted......................................................   82

                                                ARTICLE 6

                                                 REMEDIES

Section 601.      Events of Default..................................................................   82
Section 602.      Acceleration of Maturity; Rescission and Annulment.................................   85
Section 603.      Other Remedies; Collection Suit by Trustee.........................................   85
Section 604.      Trustee May File Proofs of Claim...................................................   86
Section 605.      Trustee May Enforce Claims Without Possession of Notes.............................   86
Section 606.      Application of Money Collected.....................................................   86
Section 607.      Limitation on Suits................................................................   87
Section 608.      Unconditional Right of Holders to Receive Principal, Premium and
                  Interest...........................................................................   87
Section 609.      Restoration of Rights and Remedies.................................................   88
Section 610.      Rights and Remedies Cumulative.....................................................   88
Section 611.      Delay or Omission Not Waiver.......................................................   88
Section 612.      Control by Holders.................................................................   88
Section 613.      Waiver of Past Defaults............................................................   89
Section 614.      Undertaking for Costs..............................................................   89
Section 615.      Waiver of Stay, Extension or Usury Laws............................................   89

                                                ARTICLE 7

                                               THE TRUSTEE

Section 701.      Certain Duties and Responsibilities................................................   90
Section 702.      Notice of Defaults.................................................................   91
Section 703.      Certain Rights of Trustee..........................................................   91
Section 704.      Not Responsible for Recitals or Issuance of Notes..................................   92
Section 705.      May Hold Notes.....................................................................   93
Section 706.      Money Held in Trust................................................................   93
Section 707.      Compensation and Reimbursement.....................................................   93
Section 708.      Conflicting Interests..............................................................   94
Section 709.      Corporate Trustee Required; Eligibility............................................   94
Section 710.      Resignation and Removal; Appointment of Successor..................................   94
Section 711.      Acceptance of Appointment by Successor.............................................   95
Section 712.      Merger, Conversion, Consolidation or Succession to Business........................   96
Section 713.      Preferential Collection of Claims Against the Company..............................   96
Section 714.      Appointment of Authenticating Agent................................................   96

                                                ARTICLE 8

                          HOLDERS' LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

Section 801.      The Company to Furnish Trustee Names and Addresses of Holders......................   97
Section 802.      Preservation of Information; Communications to Holders.............................   97
Section 803.      Reports by Trustee.................................................................   98

                                                ARTICLE 9

                                     AMENDMENT, SUPPLEMENT OR WAIVER

Section 901.      Without Consent of Holders.........................................................   98
Section 902.      With Consent of Holders............................................................   98
Section 903.      Execution of Amendments, Supplements or Waivers....................................  100
Section 904.      Revocation and Effect of Consents..................................................  100
Section 905.      Conformity with TIA................................................................  101
Section 906.      Notation on or Exchange of Notes...................................................  101

                                                ARTICLE 10

                                           REDEMPTION OF NOTES

Section 1001.     Right of Redemption................................................................  101
Section 1002.     Applicability of Article...........................................................  102
Section 1003.     Election to Redeem; Notice to Trustee..............................................  102
Section 1004.     Selection by Trustee of Notes to Be Redeemed.......................................  102
Section 1005.     Notice of Redemption...............................................................  103
Section 1006.     Deposit of Redemption Price........................................................  103
Section 1007.     Notes Payable on Redemption Date...................................................  104
Section 1008.     Notes Redeemed in Part.............................................................  104

                                                ARTICLE 11

                                        SATISFACTION AND DISCHARGE

Section 1101.     Satisfaction and Discharge of Indenture............................................  104
Section 1102.     Application of Trust Money.........................................................  106

                                                ARTICLE 12

                                    DEFEASANCE OR COVENANT DEFEASANCE

Section 1201.     The Company's Option to Elect Defeasance or Covenant Defeasance....................  106
Section 1202.     Defeasance and Discharge...........................................................  106
Section 1203.     Covenant Defeasance................................................................  107
Section 1204.     Conditions to Defeasance or Covenant Defeasance....................................  107
Section 1205.     Deposited Money and U.S. Government Obligations To Be Held in Trust; Other
                  Miscellaneous Provisions...........................................................  109
Section 1206.     Reinstatement......................................................................  109
Section 1207.     Repayment to the Company...........................................................  110

                                                ARTICLE 13

                                          SUBSIDIARY GUARANTEES

Section 1301.     Guarantees Generally...............................................................  110
Section 1302.     Continuing Guarantees..............................................................  112
Section 1303.     Release of Subsidiary Guarantees...................................................  112
Section 1304.     Agreement to Subordinate...........................................................  113
Section 1305.     Waiver of Subrogation..............................................................  113
Section 1306.     Notation Not Required..............................................................  113
Section 1307.     Successors and Assigns of the Subsidiary Guarantors................................  113
Section 1308.     Execution and Delivery of Subsidiary Guarantees....................................  113
Section 1309.     Notices............................................................................  114

                                                ARTICLE 14

                                              SUBORDINATION

Section 1401.     Agreement To Subordinate...........................................................  114
Section 1402.     Liquidation, Dissolution, Bankruptcy...............................................  114
Section 1403.     Default on Designated Senior Indebtedness..........................................  115
Section 1404.     Acceleration of Payment of Notes...................................................  115
Section 1405.     When a Distribution Must Be Paid Over..............................................  116
Section 1406.     Subrogation........................................................................  116
Section 1407.     Relative Rights....................................................................  116
Section 1408.     Subordination May Not Be Impaired by Issuers.......................................  116
Section 1409.     Rights of Trustee and Paying Agent.................................................  116
Section 1410.     Distribution or Notice to Representative...........................................  117

Section 1411.     Article 14 Not To Prevent Events of Default or Limit Right To Accelerate...........  117
Section 1412.     Trust Moneys and Permitted Junior Securities Not Subordinated......................  117
Section 1413.     Trustee Entitled To Rely...........................................................  117
Section 1414.     Trustee To Effectuate Subordination................................................  118
Section 1415.     Trustee Not Fiduciary for Holders of Senior Indebtedness...........................  118
Section 1416.     Reliance by Holders of Senior Indebtedness on Subordination Provisions.............  118
Section 1417.     Trustee's Compensation Not Prejudiced..............................................  118

                                                ARTICLE 15

                                  SUBORDINATION OF SUBSIDIARY GUARANTEES

Section 1501.     Agreement To Subordinate...........................................................  119
Section 1502.     Liquidation, Dissolution, Bankruptcy...............................................  119
Section 1503.     Default on Designated Guarantor Senior Indebtedness................................  119
Section 1504.     Acceleration of Payment of Notes...................................................  120
Section 1505.     When a Distribution Must Be Paid Over..............................................  121
Section 1506.     Subrogation........................................................................  121
Section 1507.     Relative Rights....................................................................  121
Section 1508.     Subordination May Not Be Impaired by Subsidiary Guarantors.........................  121
Section 1509.     Rights of Trustee and Paying Agent.................................................  122
Section 1510.     Distribution or Notice to Representative...........................................  122
Section 1511.     Article 15 Not To Prevent Events of Default or Limit Right To Accelerate...........  122
Section 1512.     Trust Moneys Not Subordinated......................................................  123
Section 1513.     Trustee Entitled To Rely...........................................................  123
Section 1514.     Trustee To Effectuate Subordination................................................  123
Section 1515.     Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness.................  123
Section 1516.     Reliance by Holders of Senior Indebtedness on Subordination Provisions.............  124
Section 1517.     Trustee's Compensation Not Prejudiced..............................................  124

Exhibit A     Form of Note
Exhibit B     Form of Supplemental Indenture
Exhibit C     Form of Institutional Accredited Investor Certificate
Exhibit D     Form of Regulation S Certificate
Exhibit E     Form of Certificate of Beneficial Ownership

Schedule 1    Existing Joint Ventures
Schedule 2    Seller Notes

   Certain Sections of this Indenture relating to Sections 310 through 318 inclusive of theTrust Indenture Act of 1939:

Trust Indenture Act Section                                                        Indenture Section
---------------------------                                                        -----------------
ss.310(a)(1).........................................                                            709
       (a)(2)........................................                                            709
       (a)(3)........................................                                 Not Applicable
       (a)(4)........................................                                 Not Applicable
       (b)...........................................                                            708

ss.311(a)............................................                                            713
       (b)...........................................                                            713
       (b)(2)........................................                                            803
                                                                                                 803

ss.312(a)............................................                                            801
                                                                                                 802
       (b)...........................................                                            802
       (c)...........................................                                            802

ss.313(a)............................................                                            803
       (b)...........................................                                            803
       (c)...........................................                                            803
                                                                                                 803
       (d)...........................................                                            803

ss.314(a)............................................                                            404
       (a)(4)........................................                                            102
                                                                                                 405
       (b)...........................................                                 Not Applicable
       (c)(1)........................................                                            102
       (c)(2)........................................                                            102
       (c)(3)........................................                                 Not Applicable
       (d)...........................................                                 Not Applicable
       (e)...........................................                                            102

ss.315(a)............................................                                            701
       (b)...........................................                                            702
                                                                                                 803
       (c)...........................................                                            701
       (d)...........................................                                            701

Trust Indenture Act Section                                                        Indenture Section
---------------------------                                                        -----------------
       (d)(1)........................................                                            701
       (d)(2)........................................                                            701
       (d)(3)........................................                                            701
       (e)...........................................                                            614

ss.316(a)............................................                                            101
                                                                                                 612
       (a)(1)(A).....................................                                            602
                                                                                                 612
       (a)(1)(B).....................................                                            613
       (a)(2)........................................                                 Not Applicable
       (b)...........................................                                            608
       (c)...........................................                                            104

ss.317(a)(1).........................................                                            603
       (a)(2)........................................                                            604
       (b)...........................................                                            403

ss.318(a)............................................                                            107


----------------------

This cross-reference table shall not for any purpose be deemed to be part of this Indenture.

     INDENTURE, dated as of June 11, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among Select Medical Corporation,
                                 ---------
a Delaware corporation, the Subsidiary Guarantors (as defined herein) and State Street Bank and Trust Company, a Massachusetts trust company, as trustee.

             RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes. On the date hereof, all Domestic Subsidiaries of the Company, other than Existing Joint Venture Subsidiaries, are Subsidiary Guarantors. Each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for its guarantee of the Notes, as provided in this Indenture. Each Subsidiary Guarantor has received good and valuable consideration for its execution and delivery of this Indenture and its guarantee of the Notes.

     All things necessary to make the Original Notes, when executed and delivered by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligation of the Company, and to make this Indenture a valid agreement of each of the Company and each Subsidiary Guarantor as of the date hereof, in accordance with the terms of the Original Notes and this Indenture, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of the Notes, as follows:

                                   ARTICLE 1

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

     Section 101.   Definitions.
                    -----------

     "Additional Assets" means:
      -----------------

          (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided, however, that, in the case of clauses (2) and (3), such Restricted
--------  -------
Subsidiary is not engaged in any business other than a Related Business.

     "Additional Notes" means any notes issued under this Indenture in addition
      ----------------
to the Original Notes (other than any Notes issued pursuant to Section 304, 305,
                                                               -----------  ---
306, 312(c), 312(d) or 1008).
---  ------  ------    ----

     "Affiliate" of any specified Person means any other Person, directly or
      ---------
indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the
 -------
management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing;
 -----------       ----------
provided that beneficial ownership of 10% or more of the Voting Stock of a
--------
Person shall be deemed to be control.

     "Asset Disposition" means any direct or indirect sale, lease, transfer,
      -----------------
issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

     (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

     (2) the sale of cash or Cash Equivalents in the ordinary course of business;

     (3)  a disposition of inventory in the ordinary course of business;

     (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that in each case is disposed of in the ordinary course of business;

     (5)  transactions governed by and permitted under Article 5;
                                                       ---------

     (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary;

     (7)  for purposes of Section 410 only, the making of a disposition governed
                          -----------
          by and subject to Section 408;
                            -----------

     (8) any disposition or series of related dispositions of assets with an aggregate fair market value, and for net proceeds, of less than $1.0 million; and

     (9) the licensing or sublicensing of intellectual property or other general intangibles and any license, lease or sublease of other property, in each case that is in the ordinary course of business and does not materially interfere with the business of the Company and its Restricted Subsidiaries.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction
      -------------------------
means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Authenticating Agent" means any Person authorized by the Trustee pursuant
      --------------------
to Section 714 to act on behalf of the Trustee to authenticate Notes of one or
   -----------
more series.

     "Average Life" means, as of the date of determination, with respect to any
      ------------
Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum
                                                                    -
of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.
                               -

     "Bank Indebtedness" means any and all amounts, whether outstanding on the
      -----------------
Issue Date or Incurred after the Issue Date, payable under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, any premium, interest (including interest accruing after or that would accrue but for the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary thereof at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means, as to any Person, the board of directors of
      ------------------
such Person.

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Stock" of any Person means any and all shares, interests, rights
      -------------
to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities exchangeable for or convertible into such equity.

     "Capitalized Lease Obligation" means an obligation that is required to be
      ----------------------------
classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Cash Equivalents" means:
      ----------------

     (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

     (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition thereof, having one of the two highest credit ratings obtainable from both S&P and Moody's;

     (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank organized in the United States of America, the long-term debt of which is rated at the time of acquisition thereof in one of the two highest categories obtainable from both S&P and Moody's, and having combined capital and surplus in excess of $500.0 million;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and
          (3) entered into with any bank meeting the qualifications specified in clause (3) above;

     (5) commercial paper rated at the time of acquisition thereof in one of the two highest categories obtainable from both S&P and Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

     (6) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (1) through (5) above.

     "Change of Control" means:
      -----------------

     (1) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by an entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such entity; or

     (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

     (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

     (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

     "Clearstream" means Clearstream Banking, societe anonyme (formerly
      -----------
Cedelbank).

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" means, Select Medical Corporation, a Delaware corporation, and
      -------
any successor thereto.

     "Company Request," "Company Order" and "Company Consent" mean,
      ---------------    -------------       ---------------
respectively, a written request, order or consent signed in the name of the Company by two Officers of the Company.

     "Consolidated Coverage Ratio" means as of any date of determination, with
      ---------------------------
respect to any Person, the ratio of (x) the aggregate amount of Consolidated
                                     -
EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company have been delivered to the Trustee in accordance with Section 404 to (y) Consolidated Interest Expense for such four
                -----------     -
fiscal quarters, provided, however, that:
                 --------  -------

     (1)  if the Company or any Restricted Subsidiary:

          (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness
                         -
               during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was
                                                 --
               created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

          (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new

               Indebtedness, as if such discharge had occurred on the first day of such period;

     (2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

          (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

          (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary so long as the Company and its continuing Restricted Subsidiaries have been completely and unconditionally released from all liability with respect to such Indebtedness after such sale);

     (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, that constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated EBITDA" for any period means, without duplication, the
      -------------------
Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1)  Consolidated Interest Expense;

     (2)  Consolidated Income Taxes;

     (3)  consolidated depreciation expense;

     (4)  consolidated amortization of intangibles;

     (5) minority interest in consolidated subsidiary companies (minus the amount of any mandatory cash distribution with respect to any minority interest other than in connection with a proportionate discretionary cash distribution with respect to the interest held by the Company or any Restricted Subsidiary); and

     (6) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such

Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Income Taxes" means, with respect to any Person for any
      -------------------------
period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority, which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

     "Consolidated Interest Expense" means, for any period, the total interest
      -----------------------------
expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

     (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

     (2)  amortization of debt discount;

     (3)  non-cash interest expense;

     (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

     (6) net costs associated with Hedging Obligations (including amortization of fees);

     (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

     (8)  the product of (a) all dividends paid or payable in cash, Cash
                          -
          Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries, payable to a Person other than the Company or a Wholly-Owned Subsidiary (excluding, in the case of the Company, dividends paid prior to the Issue Date on its Class A or Class B preferred stock outstanding on April 4, 2001), times (b) a fraction, the numerator of
                                                -
          which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

     (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided,
                                                                       --------
          however, that there will be excluded therefrom any such interest
          -------
          expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

     For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

     "Consolidated Net Income" means, for any period, the net income (loss) of
      -----------------------
the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such
                      --------  -------
Consolidated Net Income:

     (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:


          (a) subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

          (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income;

     (2) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

          (a) subject to the limitations contained in clauses (4), (5) and (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

          (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

     (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5)  any extraordinary gain or loss; and

     (6)  the cumulative effect of a change in accounting principles.

     "Continuing Directors" means, as of any date of determination, any member
      ---------------------
of the Board of Directors of the Company who:

     (1)  was a member of such Board of Directors on the date of the Indenture;
          or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office" means the office of the Trustee or an Affiliate of
      ----------------------
the Trustee in the Borough of Manhattan, the City of New York, at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 61 Broadway, 15th Floor, New York, New York 10006.

     "Currency Agreement" means, in respect of a Person, any foreign exchange
      ------------------
contract, currency swap agreement or other similar agreement or arrangements as to which such Person is a party or a beneficiary.

     "Default" means any event that is, or after notice or passage of time or
      -------
both would be, an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and
      ----------
successors.

     "Designated Guarantor Senior Indebtedness" means any obligation of a
      ----------------------------------------
Subsidiary Guarantor with respect to the Bank Indebteness.

     "Designated Senior Indebtedness" means the Bank Indebtedness.
      ------------------------------

     "Disqualified Stock" means, with respect to any Person, any Capital Stock
      ------------------
of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

     (3) is redeemable at the option of the holder of the Capital Stock, in whole or in part,

     in each case on or prior to the date that is 91 days after the date (a) on
                                                                          -
     which the Notes mature or (b) on which there are no Notes outstanding.
                                -

     "Domestic Subsidiary" means any Restricted Subsidiary that is organized
      -------------------
under the laws of, or conducts a majority of its business or operations in, the United States of America or any state thereof or the District of Columbia.

     "EBITDA" for any period means, without duplication, the net income (loss)
      ------
of the Company and its Subsidiaries on a combined basis, plus the following to the extent deducted in calculating such net income (loss), in each case determined in accordance with GAAP: (1) total interest expense, whether paid or
                                     -
accrued, (2) taxes imposed upon income or profits included in such net income
          -
(loss), (3) depreciation expense, (4) amortization of intangibles and (5) other
         -                         -                                   -
non-cash charges reducing such net income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

     "Equity Offering" means an underwritten primary public offering for cash by
      ---------------
the Company of its common stock, or options, warrants or rights with respect to its common stock, pursuant to an effective registration statement under the Securities Act (whether alone or in connection with any secondary public offering).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels
      ---------
office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange and Registration Rights Agreement" means the Exchange and
      ------------------------------------------
Registration Rights Agreement dated June 11, 2001, among Select Medical Corporation, each of the Subsidiary Guarantors listed on Schedule I thereto, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC World Markets Corp. and First Union Securities, Inc.

     "Exchange Notes" means the Company's 9 1/2% Senior Subordinated Notes Due
      --------------
2009, containing terms identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and
(ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), that are issued and exchanged for (a) the Initial Notes, as provided for in the Exchange and Registration Rights Agreement, or (b) such Initial Additional Notes as may be provided in any registration rights agreement relating to such Additional Notes and this Indenture (including any amendment or supplement hereto).

     "Existing Joint Venture Subsidiary" means any Domestic Subsidiary in
      ---------------------------------
existence on the Issue Date that is not engaged in any business other than a Related Business and is not "100% owned" (as defined in Section 3-10(h)(1) of Regulation S-X (Title 17, Code of Federal Regulations, Part 210)) by the Company, and is listed on Schedule 1 to this Indenture.

     "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic
      ------------------
Subsidiary.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person
      ---------
directly or indirectly guaranteeing or in effect guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for
--------  -------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Senior Indebtedness" means, with respect to a Subsidiary
      -----------------------------
Guarantor, the following whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, without duplication:

     (1)  the Bank Indebtedness Incurred by such Subsidiary Guarantor;

     (2) all Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Subsidiary Guarantor; and

     (3) all obligations consisting of principal of, premium on, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Subsidiary Guarantor.

     Guarantor Senior Indebtedness includes interest accruing after, or that would accrue but for, the filing of any petition in bankruptcy or for reorganization relating to the Subsidiary Guarantor at the rate specified in the documentation with respect thereto, whether or not post-filing interest is allowed in such proceeding.

     Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include:

     (1) any Indebtedness with respect to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, payment of the Notes or any Subsidiary Guarantee;

     (2) any obligations of such Subsidiary Guarantor to another Subsidiary or to the Company;

     (3) any liability for Federal, state, local, foreign or other taxes owed or owing by such Subsidiary Guarantor;

     (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

     (5) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor;

     (6)  any obligations in respect of Capital Stock or Attributable
          Indebtedness;

     (7)  any Indebtedness Incurred in violation of this Indenture; or

     (8) any Indebtedness described in the last paragraph of the definition of the term "Indebtedness."

     "Guarantor Senior Subordinated Indebtedness" means, with respect to a
      ------------------------------------------
Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that specifically provides that such Indebtedness is to rank equally in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and is not subordinated in right of payment to any Indebtedness of such Subsidiary Guarantor that is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.

     "Guarantor Subordinated Obligations" means, with respect to a Subsidiary
      ----------------------------------
Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee (including without limitation each of the seller notes identified on Schedule 2).

     "Hedging Obligations" of any Person means the obligations of such Person
      -------------------
pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is
      ------  --  ----------
registered in the Note Register.

     "Incur" means issue, create, assume, Guarantee, incur or otherwise become
      -----
liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

     "Indebtedness" means, with respect to any Person on any date of
      ------------
determination (without duplication):

     (1) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money;

     (2) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 10 days of Incurrence);

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property (or services), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or completion of such services;

     (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

     (6) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (7) Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the
          --------  -------
          lesser of (a) the fair market value of such asset at such date of
                     -
          determination and (b) the amount of such Indebtedness of such other
                             -
          Persons;

     (8) Indebtedness of other Persons to the extent Guaranteed by such Person; and

     (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     In addition, "Indebtedness" of any Person shall include Indebtedness of a
                   ------------
type described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

     (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");
                                                  -------------

     (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and
                                           ---------------

     (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;

     and then such Indebtedness shall be included in an amount not to exceed:

          (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

          (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense.

     "Initial Additional Notes" means Additional Notes issued in an offering not
      ------------------------
registered under the Securities Act.

     "Initial Notes" means the Company's 9 1/2% Senior Subordinated Notes Due
      -------------
2009, issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(c), 312(d) or 1008).
   -----------  ---  ---  ------  ------    -----

     "Interest Payment Date" means, when used with respect to any Note and any
      ---------------------
installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

     "Interest Rate Agreement" means, with respect to any Person, any interest
      -----------------------
rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" means, with respect to any Person, all investments by such
      ----------
Person in other Persons (including Affiliates) including (a) any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any bank deposit (other than a time deposit) in the ordinary course of business, to the extent the same may be deemed an extension of credit to the depository bank) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, any other Person, and (b) all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     For purposes of Section 408,
                     -----------

     (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets (computed excluding any liability or obligation owing to the Company or any Restricted Subsidiary) of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an
          Unrestricted Subsidiary; provided, however, that upon a redesignation
                                   --------  -------
          of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's
                                                          -
          "Investment" in such Subsidiary at the time of such redesignation less
          (b) the portion (proportionate to the Company's equity interest in
           -
          such Subsidiary) of the fair market value of the net assets (as determined by the Board of Directors of the Company in good faith, as evidenced by a resolution in writing delivered to the Trustee) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

     (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company; and

     (3) if the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined by the Board of Directors of the Company in good faith, as evidenced by a resolution in writing delivered to the Trustee) of the Capital Stock of such Subsidiary not sold or disposed of (computed excluding any liability or obligation owing to the Company or any Restricted Subsidiary).

     "Issue Date" means the first date on which the Notes are originally issued.
      ----------

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or
      ----
charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investor Service, Inc. and its successors.
      -------

     "Net Available Cash" from an Asset Disposition means cash payments received
      ------------------
(including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) therefrom, in each case net of:

     (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses reasonably incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with and as required by the terms of any Lien upon such assets;

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

     (4) the deduction of reasonable and appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (provided that upon any reduction or reversal of any such reserve, the amount of such resolution or reversal shall constitute Net Available Cash).

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock,
      -----------------
means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges reasonably incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

     "New Joint Venture Subsidiary" means any Person acquired by the Company or
      ----------------------------
any Restricted Subsidiary after the Issue Date that (1) is a Domestic
                                                     -
Subsidiary, (2) is not engaged in any business other than a Related Business,
             -
(3) is not "100% owned" (as defined in Section 3-10(h)(1) of Regulation S-X
 -
(Title 17, Code of Federal Regulations, Part 210)) by the Company and (4) has no
                                                                       -
Capital Stock owned by any Person other than the Company, a Subsidiary Guarantor, a physician, a physician group, or one or more other medical professionals.

     "Non-Guarantor Subsidiary" means any Restricted Subsidiary that is not a
      ------------------------
Subsidiary Guarantor.

     "Non-Recourse Debt" means Indebtedness:
      -----------------

     (1)  as to which neither the Company nor any Restricted Subsidiary (a)
                                                                         -
          provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a
                                       -
          guarantor or otherwise);

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) in the case of Indebtedness having a principal amount in excess of $100,000 in the aggregate, the express terms of which provide there is no recourse against any of the Company or its Restricted Subsidiaries or any of their respective property or assets.

     "Non-U.S. Person" means a Person who is not a U.S. person, as defined in
      ---------------
Regulation S.

     "Notes" means the Initial Notes, any Additional Notes, and the Exchange
      -----
Notes.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the
      -------
President, the Chief Operating Officer, any Executive Vice President or Senior Vice President, the Treasurer, Controller and Chief Accounting Officer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.
      ---------------------

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Original Notes" means the Initial Notes and any Exchange Notes issued in
      --------------
exchange therefor.

     "Outstanding" when used with respect to Notes means, as of the date of
      -----------
determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to
                                             --------
     be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

     A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether
                                         --------
the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

         "Paying Agent" means any Person authorized by the Company (including
          ------------
the Company and any of its Domestic Subsidiaries) to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

         "Permitted Holder" means any of Welsh, Carson, Anderson & Stowe VII,
          ----------------
L.P., Golder, Thoma, Cressey, Rauner, Inc., GTCR Golder Rauner, LLC, and their respective investment fund Affiliates.

         "Permitted Investment" means an Investment by the Company or any
          --------------------
Restricted Subsidiary in:

          (1)     the Company;

          (2) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided,
                                                                      --------
                  however, that the primary business of such Person is a Related
                  -------
                  Business;

          (3) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary Guarantor; provided, however, that such Person's
                                          --------  -------
                  primary business is a Related Business;

          (4)     cash and Cash Equivalents;

          (5) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (7) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

          (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

          (9) Investments arising from the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 410;
                                  -----------

          (10)    Investments in existence on the Issue Date;

          (11) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 406;
                                              -----------

          (12) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

          (13) endorsements of negotiable instruments and documents in the ordinary course of business; and

          (14) assets, Capital Stock or other securities by the Company or a Restricted Subsidiary to the extent the consideration therefor consists solely of common stock of the Company (other than Disqualified Stock).

         "Permitted Junior Securities" means (1) Capital Stock of the Company or
          ---------------------------         -
any Subsidiary Guarantor or (2) debt securities of the Company or any Subsidiary
                             -
Guarantor that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Indebtedness and Guarantor Senior Indebtedness pursuant to the Indenture.

          "Permitted Liens" means, with respect to any Person:
           ---------------

          (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for Indebtedness) or operating leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposit of cash or United States government bonds to secure surety, performance or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case in the ordinary course of business;

          (2) Liens imposed by law and arising in the ordinary course of business, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (4) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (5) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

          (6) leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (7) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (8) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

                  (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

                  (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (9) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided,
                                                               --------
                  however, that such Liens are
                  -------
                  not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may
                              -------- -------  -------
                  not extend to any other property owned by the Company or any Restricted Subsidiary;

          (10) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens
                                             --------  -------
                  are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however,
                                                      -------- -------  -------
                  that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor;

          (12)    Liens securing the Notes and the Subsidiary Guarantees; and

          (13) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced.

         "Person" means any individual, corporation, partnership, joint venture,
          ------
association, joint-stock company, limited liability company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

         "Place of Payment" means a city or any political subdivision thereof
          ----------------
referred to in Article 3 and initially designated under Section 402.
               ---------                                -----------

         "Predecessor Notes" of any particular Note means every previous Note
          -----------------
evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, destroyed,
                                  -----------
lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "Preferred Stock" as applied to the Capital Stock of any Person means
          ---------------
Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Purchase Money Indebtedness" means Indebtedness:
          ---------------------------

          (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

         (2) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that any Lien arising in connection with any such
--------  -------
Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, however,
                                                   -------- -------  -------
that such Indebtedness is Incurred within 90 days after such acquisition of such asset by the Company or a Restricted Subsidiary.

         "QIB" or "Qualified Institutional Buyer" means a "qualified
          ---      -----------------------------
institutional buyer," as that term is defined in Rule 144A under the Securities Act.

         "Redemption Date" when used with respect to any Note to be redeemed or
          ---------------
purchased means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Notes.

         "Redemption Price" when used with respect to any Note to be redeemed or
          ----------------
purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Notes.

         "Refinancing Indebtedness" means Indebtedness that is Incurred to
          ------------------------
refund, refinance, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances", and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:
                                                       --------  -------

          (1)     (a) if the Stated Maturity of the Indebtedness being
                   -
                  refinanced is earlier than or the same as the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of
                                                    -
                  the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness incurred to pay reasonable fees in connection therewith); and

          (4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

provided that Refinancing Indebtedness shall not include (x) Indebtedness of a
                                                          -
Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor or (y) Indebtedness of the Company or a Restricted
                         -
Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

         "Regulation S" means Regulation S under the Securities Act.
          ------------

         "Regulation S Certificate" means a certificate substantially in the
          ------------------------
form attached hereto as Exhibit D.
                        ---------

         "Related Business" means any of the businesses of the Company and its
          ----------------
Restricted Subsidiaries on the Issue Date, any other business of providing health care services, and any business that is related, ancillary or complementary to any thereof.

         "Related Business Assets" means assets used or useful in a Related
          -----------------------
Business.

         "Representative" means any trustee, agent or representative (if any) of
          --------------
an issue of Senior Indebtedness; provided that when used in connection with the Senior Credit Agreement, the term "Representative" shall refer to the administrative agent under the Senior Credit Agreement (so long as there shall be an administrative agent).

         "Resale Restriction Termination Date" means, with respect to any Note,
          -----------------------------------
the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

         "Responsible Officer" when used with respect to the Trustee means any
          -------------------
vice president or assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller working in its Corporate Trust Office or any other officer of the Trustee working in its Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means any Investment other than a Permitted
          ---------------------
Investment.

         "Restricted Security" has the meaning assigned to such term in Rule
          -------------------
144(a)(3) under the Securities Act; provided, however, that the Trustee shall be
                                    --------  -------
entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "Restricted Subsidiary" means any Subsidiary of the Company other than
          ---------------------
an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property
          --------------------------
now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.
          ---

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Senior Credit Agreement" means one or more debt facilities (including,
          -----------------------
without limitation, the Credit Agreement, dated as of September 22, 2000 among the Company, Canadian Back Institute Limited, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the US Facilities, The Chase Manhattan Bank of Canada, as Administrative Agent for the Canadian Facilities, Banc of America Securities LLC, as Syndication Agent and CIBC, Inc., as Documentation Agent) or commercial paper facilities to which the Company is a party with banks or other institutional lenders providing for revolving credit loans, term loans, or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original credit agreement or any other credit or other agreement or indenture).

         "Senior Indebtedness" means, with respect to the Company, the
          -------------------
following, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, without duplication:

          (1)     the Bank Indebtedness Incurred by the Company, and

          (2) all obligations consisting of principal of, premium on, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Company.

          Senior Indebtedness includes interest accruing after, or that would accrue but for, the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto, whether or not a claim for post-filing interest is allowed in such proceeding) and fees relating thereto.

          Notwithstanding anything to the contrary in the preceding paragraph, Senior Indebtedness will not include:

          (1) any Indebtedness with respect to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, payment of the Notes or any Subsidiary Guarantee;

          (2)     any obligation of the Company to any Subsidiary;

          (3) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

          (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (5) any Indebtedness, Guarantee or obligation of the Company that is subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations;

          (6) any obligations in respect of Capital Stock or Attributable Indebtedness;

          (7)     any Indebtedness Incurred in violation of this Indenture; or

          (8) any Indebtedness described in the last paragraph of the definition of the term "Indebtedness."

         "Senior Subordinated Indebtedness" means the Notes and any other
          --------------------------------
Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

         "Special Record Date" for the payment of any Defaulted Interest means a
          -------------------
date fixed by the Trustee pursuant to Section 307.
                                      -----------

         "S&P" means Standard and Poor's Ratings Service, a division of The
          ---
McGraw Hill Companies, Inc., and its successors.

         "Stated Maturity" means, with respect to any security, the date
          ---------------
specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Obligation" means any Indebtedness of the Company
          -----------------------
(whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes (including without limitation each of the seller notes identified on Schedule 2).

         "Subsidiary" of any Person means any corporation, association,
          ----------
partnership, joint venture, limited liability company or other business entity

          (1) of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b)
                                                             -                -
                  such Person and one or more Subsidiaries of such Person or (c)
                                                                              -
                  one or more Subsidiaries of such Person, or

          (2) that is a third party professional corporation or similar entity controlled by the Company with which the Company or any Subsidiary has an exclusive management arrangement under which it manages the business of such entity, provided that any such
                                                          --------
                  entity shall be treated as a consolidated Subsidiary of Select for purposes of calculating Consolidated EBITDA, Consolidated Interest Expense and Consolidated Net Income.

Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

         "Subsidiary Guarantee" means, individually, any Guarantee of payment of
          --------------------
the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

         "Subsidiary Guarantor" means each Restricted Subsidiary after the Issue
          --------------------
Date, that provides a Subsidiary Guarantee in accordance with the terms of this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-7bbbb) as
          ---
in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then "TIA" means, to the extent such amendment to the TIA is required by such amendment to be incorporated into this Indenture, the Trust Indenture Act of 1939 as so amended.

         "Trust Officer" means the Chairman of the Board, the President or any
          -------------
other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the Person named as the "Trustee" in the first
          -------
paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Unrestricted Subsidiary" means:
          -----------------------

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2)     any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

          (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

          (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

          (3) such designation and the Investment of the Company and its Restricted Subsidiaries in such Subsidiary complies with
                  Section 408;
                  -----------

          (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

          (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

                  (a) to subscribe for additional Capital Stock of such Person; or

                  (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

         The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under Section 406(a) on a pro
                                                      --------------
forma basis taking into account such designation.

         "U.S. Government Obligation" means (x) any security that is (i) a
          --------------------------         -
direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an
                                                                     --
obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any
                                                                        -
depositary receipt issued by a bank (as defined in Section 3(a)(2) of the
                                                   ---------------
Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not
          --------
authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

     "Voting Stock" of a Person means all classes of Capital Stock of such
      ------------
Person then outstanding and normally entitled to vote in the election of directors or other governing body.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all
      -----------------------
of the Capital Stock of which (other than directors' qualifying shares required by applicable law) is owned by the Company or another Wholly-Owned Subsidiary.

     Section 102.   Other Definitions.
                    -----------------

                                                                                                Defined in
         Term                                                                                      Section
         ----                                                                                   ----------
         "Act"...........................................................................              108
          ---
         "Affiliate Transaction".........................................................              411
          ---------------------
         "Agent Members".................................................................              312
          -------------
         "Asset Sale Offer"..............................................................              410
          ----------------
         "Asset Sale Offer Amount".......................................................              410
          -----------------------
         "Asset Sale Offer Period".......................................................              410
          -----------------------
         "Asset Sale Purchase Date"......................................................              410
          ------------------------
         "Authentication Order"..........................................................              303
          --------------------
         "Bankruptcy Law"................................................................              601
          --------------
         "Blockage Notice"...............................................................             1403
          ---------------
         "Change of Control Offer".......................................................              414
          -----------------------
         "Change of Control Payment Date"................................................              414
          ------------------------------
         "Covenant Defeasance"...........................................................             1203
          -------------------
         "Custodian".....................................................................              601
          ---------
         "Defaulted Interest"............................................................              307
          ------------------
         "Defeasance"....................................................................             1202
          ----------
         "Defeased Notes"................................................................             1201
          --------------
         "Event of Default"..............................................................              601
          ----------------
         "Excess Proceeds"...............................................................              410
          ---------------
         "Expiration Date"...............................................................              108
          ---------------
         "Global Notes"..................................................................              201
          ------------
         "Guaranteed Obligations"........................................................             1301
          ----------------------
         "IAI"...........................................................................              201
          ---

         "Institutional Accredited Investor Global Note".................................              201
          ---------------------------------------------
         "Institutional Accredited Investor Physical Note"...............................              201
          -----------------------------------------------
         "Non-payment Default"...........................................................             1403
          -------------------
         "Note Register" and "Note Registrar" ...........................................              305
          -------------       --------------
         "Notice of Default".............................................................              601
          -----------------
         "Offer".........................................................................              410
          -----
         "Pari Passu Notes"..............................................................              410
          ----------------
         "pay the Notes".................................................................             1503
          -------------
         "pay its Subsidiary Guarantee"..................................................             1403
          ----------------------------
         "Payment Blockage Period".......................................................             1403
          -----------------------
         "Payment Default"...............................................................             1403
          ---------------
         "Permitted Joint Venture".......................................................              408
          -----------------------
         "Physical Notes"................................................................              201
          --------------
         "Private Placement Legend"......................................................              203
          ------------------------
         "Regular Record Date"...........................................................              301
          -------------------
         "Regulation S Global Note"......................................................              201
          ------------------------
         "Regulation S Note Exchange Date"...............................................              313
          -------------------------------
         "Regulation S Physical Notes"...................................................              201
          ---------------------------
         "Restricted Payment"............................................................              408
          ------------------
         "Rule 144A Global Note".........................................................              201
          ---------------------
         "Rule 144A Physical Note".......................................................              201
          -----------------------
         "Subsidiary Guarantor Blockage Notice"..........................................             1503
          ------------------------------------
         "Subsidiary Guarantor Non-payment Default"......................................             1503
          ----------------------------------------
         "Subsidiary Guarantor Payment Blockage Period"..................................             1503
          --------------------------------------------
         "Subsidiary Guarantor Payment Default"..........................................             1503
          ------------------------------------
         "Successor Company".............................................................              501
          -----------------

     Section 103.  Rules of Construction.  For all purposes of this Indenture,
                   ---------------------
except as otherwise expressly provided or unless the context otherwise requires:

             (1) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

             (2)   "or" is not exclusive;

             (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

             (4)   the words "herein," "hereof" and "hereunder" and other words
                              ------    ------       ---------
     of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

             (5)   all references to "$" or "dollars" shall refer to the
                                      -      -------
     lawful currency of the United States of America;

             (6)   the words "include," "included" and "including" as used
                              -------    --------       ---------
     herein shall be deemed in each case to be followed by the phrase "without
                                                                       -------
     limitation," if not expressly followed by such phrase or the phrase "but
     ----------                                                           ---
     not limited to";
     --------------
             (7) words in the singular include the plural, and words in the plural include the singular; and

             (8) any reference to a Section or Article refers to such Section or Article of this Indenture.

     Section 104.  Incorporation by Reference of TIA.  Whenever this Indenture
                   ---------------------------------
refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:

             "indenture securities" means the Notes.
              --------------------

             "indenture security holder" means a Noteholder.
              -------------------------

             "indenture to be qualified" means this Indenture.
              -------------------------

             "indenture trustee" or "institutional trustee" means the Trustee.
              -----------------      ---------------------

             "obligor" on the indenture securities means the Company, any
              -------
         Subsidiary Guarantor and any other obligor on the Notes.

     Section 105.  Conflict with TIA. If any provision hereof limits, qualifies
                   -----------------
or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the provision of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed
(i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

     Section 106.  Compliance Certificates and Opinions. Upon any application or
                   ------------------------------------
request by the Company, any Subsidiary Guarantor or by any other obligor upon the Notes to the Trustee to take any action under any provision of this Indenture, the Company, such Subsidiary Guarantor or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee an Officers' Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an

Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with; together with, if applicable, such other certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officers' Certificates, if to be given by one or more Officers, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officers' Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in
Section 405) shall include:
-----------

            (1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

     Section 107.  Form of Documents Delivered to Trustee. In any case where
                   --------------------------------------
several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of one or more Officers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless any such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 108.  Acts of Noteholders; Record Dates.
                   ---------------------------------

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or
                              ---
instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee, the Company,
                -----------
any Subsidiary Guarantor and any other obligor upon the Notes, if made in the manner provided in this Section 108.
                        -----------

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company, any Subsidiary Guarantor or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

     (e) (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and
                  --------
the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in subclause
(e)(ii) of this Section 108. If any record date is set pursuant to this
                -----------
paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on
      --------
or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in
Section 110.
-----------

     (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration
           -                          --
referred to in Section 602, (iii) any request to institute proceedings referred
               -----------  ----
to in Section 607(2) or (iv) any direction referred to in Section 612, in each
      --------------     --                               -----------
case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or
--------
prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 110.
                                           -----------

     (iii)  With respect to any record date set pursuant to this Section 108,
                                                                 -----------
the party hereto that sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any
 ---------------
earlier or later day; provided that no such change shall be effective unless
                      --------
notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this
Section 108(e) in writing, and to each Holder of Notes in the manner set forth
--------------
in Section 110, on or prior to the existing Expiration Date. If an Expiration
   -----------
Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 120/th/ day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 120/th/ day after the applicable record date.

     (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

     Section 109.  Notices, etc., to Trustee and Company.  Any request, demand,
                   -------------------------------------
authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company, any Subsidiary Guarantor or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at State Street Bank and Trust Company, 61 Broadway, 15/th/ Floor, New York, NY, 1006, Attention: Jean Clarke (telephone:
     (212) 612-3040; facsimile: (212) 612-3202) or at any other address furnished in writing to the Company by the Trustee, or

            (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company at 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, attention of Michael E. Tarvin, Senior Vice President, Secretary and General Counsel (facsimile
     (717) 975-9981) or at any other address furnished in writing to the Trustee by the Company.

     Section 110.  Notices to Holders; Waiver. Where this Indenture provides for
                   --------------------------
notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 111.  Effect of Headings and Table of Contents.  The Article and
                   ----------------------------------------
Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 112.  Successors and Assigns.  All covenants and agreements in
                   ----------------------
this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

     Section 113.  Separability Clause.  In case any provision in this
                   -------------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 114.  Benefits of Indenture. Nothing in this Indenture or in the
                   ---------------------
Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as provided in Article 14 and Article 15.
                      ----------     ----------

     Section 115.  Governing Law. THIS INDENTURE, THE NOTES AND THE SUBSIDIARY
                   -------------
GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, THE SUBSIDIARY GUARANTORS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE

NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     Section 116.  Legal Holidays. In any case where any Interest Payment Date,
                   --------------
Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

     Section 117.  No Personal Liability of Directors, Officers, Employees,
                   --------------------------------------------------------
Incorporators and Stockholders. No director, officer, employee, incorporator or
------------------------------
stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company, or any Subsidiary Guarantor under this Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Section 118.  Exhibits and Schedules.  All exhibits and schedules attached
                   ----------------------
hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 119.  Counterparts.  This Indenture may be executed in any number
                   ------------
of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE 2

                                  NOTE FORMS
                                  ----------

     Section 201.  Forms Generally. The Notes and the Trustee's certificate of
                   ---------------
authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article 2 and Exhibit A annexed hereto, which Exhibit is
                       ---------     ---------
hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or Depository rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of
                                                        ---------
the terms of
this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     Initial Notes and any Additional Notes offered and sold in reliance on
Rule 144A under the Securities Act shall be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A (each, a
                                                              ---------
"Rule 144A Global Note"), deposited with the Trustee, as custodian for the
 ---------------------
Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial Notes and any Additional Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A
                                                                   ---------
(each, a "Regulation S Global Note"), deposited with the Trustee, as custodian
          ------------------------
for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Regulation S Global Note, if any, may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial Notes and any Additional Notes resold to institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities
Act) who are not QIBs ("IAIs") in the United States of America, upon the
                        ----
effectiveness of such resale, shall be represented by one or more permanent global Notes substantially in the form set forth in Exhibit A (each, an
                                                    ---------
"Institutional Accredited Investor Global Note"), deposited with the Trustee, as
 ---------------------------------------------
custodian for the Depository or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of an Institutional Accredited Investor Global Note, if any, may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Subject to the limitations on the issuance of certificated Notes set forth in Sections 312 and 313, Initial Notes and any Initial Additional Notes issued
   ------------     ---
pursuant to Section 305 in exchange for or upon transfer of beneficial interests
            -----------
(x) in a Rule 144A Global Note shall be in the form of permanent certificated
 -
Notes substantially in the form set forth in Exhibit A and shall contain the
                                             ---------
Private Placement Legend as set forth in Section 203 (the "Rule 144 Physical
                                         -----------       -----------------
Notes"), (y) in an Regulation S Global Note (if any), on or after the Regulation
-----     -
S Note Exchange Date with respect to such Regulation S Global Note, shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Regulation S Physical Notes") or (z) in an Institutional
---------       ---------------------------       -
Accredited Investor Global Note (if any), shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the
                                                          ---------
"Institutional Accredited Investor Physical Notes"), respectively, as
 ------------------------------------------------
hereinafter provided.

     The 144A Physical Notes, the Regulation S Physical Notes, the Institutional Accredited Investor Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The Rule 144A Global Note, the Regulation S Global Note
        --------------
and the Institutional Accredited Investor Global Note are sometimes collectively referred to as the "Global Notes."
                    ------------

     Exchange Notes shall be issued substantially in the form set forth in Exhibit A and, subject to Section 312(b), shall be in the form of one or more
---------                 --------------
Global Notes.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by participants through Euroclear or Clearstream.

     Section 202.  Form of Trustee's Certificate of Authentication.  This is
                   ------------------------------------------------
one of the Notes described in the within-mentioned Indenture.

                                                  ______________________________
                                                  as Trustee


                                                  By___________________________
                                                    Authorized Officer

Dated:

     If an appointment of an Authenticating Agent is made pursuant to
Section 714, the Notes may have endorsed thereon, in lieu of the Trustee's
-----------
certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Notes described in the within-mentioned Indenture.

                                             STATE STREET BANK AND TRUST COMPANY


                                             ___________________________________
                                             As Trustee


                                             By_________________________________

                                                         As Authenticating Agent



                                             By_________________________________
                                                         Authorized Officer

Dated:

     Section 203.  Restrictive and Global Note Legends. Each Global Note and
                   -----------------------------------
Physical Note shall bear the following legend set forth below (the "Private
                                                                    -------
Placement Legend") on the face thereof until the Private Placement Legend is
----------------
removed in accordance with Section 313(5):
                           --------------

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN

      "INSTITUTIONAL ACCREDITED INVESTOR" ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
      (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR
                                                        ---
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE.
     ------------     ---

                                   Article 3

                                   THE NOTES

     Section 301.  Title and Terms. The aggregate principal amount of Notes that
                   ---------------
may be authenticated and delivered and Outstanding under this Indenture is not limited, except as provided in Section 406 and except as may be limited by
                               -----------
applicable law. The Initial Notes will be issued in an aggregate principal amount of $175,000,000. All the Original Notes shall vote and consent together on all matters as one class, and none of the Original Notes will have the right to vote or consent as a class separate from one another on any matter. Additional Notes (including any Exchange Notes issued in exchange therefor) may vote as a class with the other Notes and otherwise be treated as Notes for purposes of this Indenture.

     The Notes shall be known and designated as the "9 1/2% Senior Subordinated Notes Due 2009" of the Company. The final Stated Maturity of the Notes shall be June 15, 2009. Interest on the Outstanding principal amount of Notes will accrue at the rate of 9 1/2% per annum and will be payable semi-annually in arrears on June 15 and December 15 in each year, commencing on December 15, 2001, to holders of record on the immediately preceding June 1 and December 1, respectively (each such June 1 and December 1, a "Regular Record Date").
                                                  -------------------
Interest on the Original Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; and interest on any Additional Notes (and Exchange Notes issued in exchange therefor) will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the date of issuance of such Additional Notes; provided that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date.

     The principal of, and premium, if any, and interest, on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (the "Place of Payment");
                                                     ----------------
provided, however, that at the option of the Company payment of interest on a
--------  -------
Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

     Section 302.  Denominations.  The Notes shall be issuable only in
                   -------------
registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Section 303.  Execution, Authentication and Delivery and Dating.  The Notes
                   -------------------------------------------------
shall be executed on behalf of the Company by its chairman of the Board of Directors, its chief executive officer, its president, or one of its executive vice presidents or senior vice presidents, in each case, attested by its Secretary or one of its assistant secretaries. The signature of such Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $175,000,000 and (ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company and (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case specified in clauses (i) through
(iii) above, upon a written order of the Company in the form of an Officers' Certificate of the Company (an "Authentication Order"). Such Officers'
                                --------------------
Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request.

     All Notes shall be dated the date of their authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 304.  Temporary Notes. Until definitive Notes are ready for
                   ---------------
delivery, the Company may prepare and execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Officers executing such temporary Notes consider appropriate for temporary Notes, as evidenced by their execution of such temporary Notes and as may be reasonably acceptable to the Trustee. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon receipt of an Authentication Order the

Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

     Section 305.  Registration, Registration of Transfer and Exchange. The
                   ---------------------------------------------------
Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the "Note Register") in which, subject to such reasonable regulations
               -------------
as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the
                                                        -------------
purpose of registering Notes and transfers of Notes as herein provided. The Company may change the Note Registrar without prior notice to the Holders, and the Company or any of its Domestic Subsidiaries may act as Note Registrar, in which event the Note Register may be kept at an office of the Company or any such Domestic Subsidiary.

     Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

     All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes under this Section 305, other than exchanges pursuant to
                             -----------
Section 304 or 906 not involving any transfer.
-----------    ---

     The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 and ending at the close of business
                               ------------
on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

     Section 306.  Mutilated, Destroyed, Lost and Stolen Notes. If (i) any
                   -------------------------------------------
mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section 306, the Company may
                                                  -----------
require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 306 in lieu of any
                                            -----------
mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

     The provisions of this Section 306 are exclusive and shall preclude (to
                            -----------
the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 307.  Payment of Interest Rights Preserved. Interest on any Note
                   ------------------------------------
that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 301.
                                    -----------

     Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted
                                                                ---------
Interest") shall
--------
forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, as provided in clause (1) or clause (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 307, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

     Section 308.  Persons Deemed Owners. The Company, any Subsidiary Guarantor,
                   ---------------------
any other obligor upon the Notes, the Trustee and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes
                -----------
whatsoever, whether or not such Note be overdue, and none of the Company, any Subsidiary Guarantor any other obligor upon the Notes, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

     Section 309.  Cancellation. All Notes surrendered for payment, redemption,
                   ------------
transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 309,
                                                                   -----------
except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order.

     Section 310.  Computation of Interest.  Interest on the Notes shall be
                   -----------------------
computed on the basis of a 360-day year of twelve 30-day months.

     Section 311.  CUSIP Numbers.  The Company in issuing the Notes may use
                   -------------
"CUSIP" numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made
--------  -------
as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in CUSIP numbers.

     Section 312.  Book-Entry Provisions for Global Notes.
                   --------------------------------------

     (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary.

     Prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, beneficial interests in any Regulation S Global Note may be held only through Euroclear or Clearstream unless transferred in accordance with Section 313(3).

     Members of, or participants in, the Depositary ("Agent Members") shall have
                                                      -------------
no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, any Subsidiary Guarantor, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Subsidiary Guarantor, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

     (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes, unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and
(ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 305 and 313. Rule
                                                   ------------     ---
144A Physical Notes, Regulation S Physical Notes or Institutional Accredited Investor Physical Notes, shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Rule 144A Global Note, the relevant Regulation S Global Note or the relevant Institutional Accredited Investor Global Note, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note and a successor depositary is not appointed by the Company within 90 days, (ii) the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Notes under this Indenture or (iv) an Event of Default has occurred and is continuing and the Note Registrar has received a written request from the Depositary to issue Physical Notes (with appropriate registration and delivery instructions).

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to paragraph (b) of this Section 312, the Note Registrar shall record
                                  -----------
on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

     (d) In connection with a transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 312, the applicable Global Note
                                         -----------
shall be deemed
to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of any Rule 144A Global Note), Regulation S Physical Notes (in the case of any Regulation S Global Note) or Institutional Accredited Investor Physical Notes (in the case of any Institutional Accredited Investor Global Note) as the case may be, of authorized denominations.

     (e) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section
                                                                      -------
313) and the procedures of the Depositary therefor. Any beneficial interest in
---
one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in the Global Note from which the interest is being transferred and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note to be transferred to a Person taking delivery in the form of an interest in another Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to Section 313, the Registrar shall, in
                                        -----------
accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such other Global Note and to debit the account of the Person making the transfer of the beneficial interest in the Global Note being transferred.

     (f) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section 312 shall, unless such exchange
                                       -----------
is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 203 and Section 313, bear the
                                         -----------     -----------
Private Placement Legend. Any request to remove the Private Placement Legend shall be subject to the terms of Section 313(5).
                                 -------------

     (g) The Company, any Subsidiary Guarantor, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the Act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided
                                                                     --------
that the fact and date of the execution of such instrument or writing is proved in accordance with Section 108(b).
                   -------------

     Section 313.   Special Transfer Provisions.
                    ---------------------------

     (1)  Transfers of Rule 144A Global Notes. The following provisions shall
          -----------------------------------
apply with respect to any proposed transfer of a Rule 144A Global Note that is a Restricted Security or a beneficial interest therein prior to the Resale Restriction Termination Date:

          (a) a transfer of a Rule 144A Global Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in accordance with the form set forth on the reverse of the Note, that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (b) a transfer of a Rule 144A Global Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of certificate substantially in the form set forth in Exhibit C from
                                                                 ---------
     the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (c) a transfer of a Rule 144A Global Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D from the proposed transferor and, if requested by the Company
        ---------
     or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

     (2)  Transfers of Institutional Accredited Investor Global Notes. The
          -----------------------------------------------------------
following provisions shall apply with respect to any proposed transfer of an Institutional Accredited Investor Global Note that is a Restricted Security or a beneficial interest therein prior to Resale Restriction Termination Date:

          (a)       a transfer of an Institutional Accredited Investor
     Global Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in accordance with the form as set forth on the reverse of the Note, that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (b) a transfer of an Institutional Accredited Investor Global Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C from the proposed transferee and, if requested by the Company
        ---------
     or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (c) a transfer of an Institutional Accredited Investor Global Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D from the proposed transferor and, if requested
                       ---------
     by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

     (3)  Transfer of Regulation S Global Notes. The following provisions shall
          -------------------------------------
apply with respect to any proposed transfer of a Regulation S Global Note Global Note that is a Restricted Security or a beneficial interest therein prior to the expiration of the distribution compliance period set forth in Regulation S:

          (a) a transfer of a Regulation S Global Note Global Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in accordance with the form set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (b) a transfer of a Regulation S Global Note Global Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C from the proposed transferee and, if requested by the Company
        ---------
     or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (c) a transfer of a Regulation S Global Note Global Note or a beneficial interest therein to a Non- U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D hereof from the proposed transferee and, if
                       ---------
     requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

     After the expiration of the distribution compliance period set forth in Regulation S, interests in the Regulation S Global Note Global Note may be transferred without requiring certification set forth in Exhibit C, Exhibit D or any additional certification. The Trustee and Note Registrar shall be entitled to request and receive, and may rely upon conclusively, a certificate or other written confirmation from the Company as to the date of expiration of such distribution compliance period; and until it receives such certification or confirmation, the Trustee shall be entitled to presume that such distribution compliance period has not expired.

     (4)  Limitation on Issuance of Physical Notes. No Physical Note shall be
          ----------------------------------------
exchanged for a beneficial interest in any Global Note, except in accordance with Section 312 and this Section 313.
     -----------          -----------

     A beneficial owner of an interest in a Regulation S Global Note shall not be permitted to exchange such interest for a Physical Note until a date, which must be after the expiration of the distribution compliance period set forth in Regulation S, on which the Company receives a certificate of beneficial ownership substantially in the form of Exhibit E from such beneficial owner (a "Certificate of Beneficial Ownership"). Such date, as it relates to a Regulation
 -----------------------------------
S Global Note, is herein referred to as the "Regulation S Note Exchange Date."
                                             -------------------------------
The Trustee and Note Registrar shall be entitled to request and receive, and may rely upon conclusively, a certificate or other written confirmation from the Company as to the date of the Registration S Note Exchange Date, and until it receives such certification or confirmation, the Trustee and Note Registrar shall be entitled to presume that the Regulation S Note Exchange Date has not occurred.

     (5)  Private Placement Legend. Upon the transfer, exchange or replacement
          ------------------------
of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend, unless (i) the requested transfer is after the relevant Resale Restriction
        -
Termination Date with respect to such Notes, or (ii) upon written request of the
                                                 --
Company after there is delivered to the Note Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) with respect to a Regulation S Global Note or Regulation S
         ---
Physical Note only, with the agreement of the Company on or after the Regulation S Note

Exchange Date with respect to such Note, or (iv) such Notes are sold or
                                             --
exchanged pursuant to an effective registration statement under the Securities Act.

     (6)  Other Transfers. The Note Registrar shall effect and register, upon
          ---------------
receipt of a written request from the Company so to do, a transfer not otherwise permitted by this Section 313, such registration to be done in accordance with
                  -----------
the otherwise applicable provisions of this Section 313, upon the furnishing by
                                            -----------
the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that, and such other certifications or information as the Company may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     A Note that is a Restricted Security may not be transferred other than as provided in this Section 313. A beneficial interest in a Global Note that is a
                 -----------
Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 313.
                                                                  -----------

     (7)  General. By its acceptance of any Note bearing the Private Placement
          -------
Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section 313
                                            -----------         -----------
(including all Notes received for transfer pursuant to this Section 313). The
                                                            -----------
Company shall have the right to require the Note Registrar to deliver to the Company, at the Company's expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

     In connection with any transfer of any Note, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

     Neither the Trustee nor the Note Registrar shall be under any obligation or duty to determine or inquire as to compliance with the Securities Act (including any rules or regulations promulgated thereunder) or any state securities laws that may be applicable in connection with or with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners of interests in any Global Note) or to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture with respect to transfers of interests in any security (including any transfers between or among beneficial owners of interests in any Global Note); except that the Trustee shall be under a duty to require delivery of such certificates and other documentation, if any, as are expressly required in the applicable circumstance, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance on their face with the express requirements hereof. The Trustee shall have no responsibility for (i) the actions or omissions of the Depositary, or for the accuracy of the books or records of the Depositary and (ii) transfers, of which it has no knowledge, between or among beneficial owners of interests in the same Global Note.

     Section 314.   Payment of Additional Interest.
                    ------------------------------

     (a) Under certain circumstances the Company will be obligated to pay certain additional amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Initial Notes.

     (b) Under certain circumstances the Company may be obligated to pay certain additional amounts of interest to the Holders of certain Initial Additional Notes, as may be more particularly set forth in such Initial Additional Notes.

                                   ARTICLE 4

                                   COVENANTS
                                   ---------

     Section 401.   Payment of Principal, Premium and Interest. The Company will
                    ------------------------------------------
duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

     Section 402.   Maintenance of Office or Agency. The Company will maintain
                    -------------------------------
in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as the initial Place of Payment and appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains the Place of Payment.

     Section 403.   Money for Payments To Be Held in Trust. If the Company shall
                    --------------------------------------
at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     If the Company is not acting as its own Paying Agent, it will, prior to each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     If the Company is not acting as its own Paying Agent, the Company will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, that such Paying Agent will
                                  -----------

               (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any default by the Company (or any Subsidiary Guarantor or other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

               (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

               (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid in the appropriate proportion to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

     Section 404.  SEC Reports.
                   -----------

     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act or the SEC, the Company will file with the SEC, and provide the Trustee and the Holders of the Notes with, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act (or the rules of the SEC promulgated thereunder) within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

     The Trustee shall not be under a duty to review or evaluate such reports and information, delivery to the Trustee being for the purpose of making such reports and information available to it and to Holders of Notes who may request such information.

     (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial, statements, and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

     Section 405.  Statement as to Default. The Company will deliver to the
                   -----------------------
Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating that to the best knowledge of the signers thereof the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. To the extent required by the TIA, each Subsidiary Guarantor shall comply with TIA (S) 314(a)(4). At least one of the individuals signing any certificate given by any Person pursuant to this Section
                                                                         -------
405 shall be the principal executive, financial or accounting officer of such
---
Person, in compliance with TIA (S) 314(a)(4).

     Section 406.  Limitation on Indebtedness.
                   --------------------------

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and
                                         --------  -------
the Subsidiary Guarantors may Incur Indebtedness if on the date of the
Incurrence:

          (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least (a) 2.25 to 1.00; and

          (2) no Default or Event of Default has occurred or is continuing or would occur as a consequence of Incurring the Indebtedness.

     (b)  Section 406(a) will not prohibit the incurrence of the following
          --------------
Indebtedness:

          (1) Indebtedness Incurred pursuant to the Senior Credit Agreement in an aggregate principal amount up to $260.0 million at any one time outstanding less the aggregate principal amount of all principal repayments made as a result of the receipt of proceeds of Asset Dispositions, which repayments (in the case of the revolving credit facility thereunder) permanently reduce the commitments thereunder;

          (2) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however,
                                               --------  -------

               (A) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or the Subsidiary Guarantees, as the case may be; and

               (B)  (i)   any subsequent issuance or transfer of Capital Stock
          or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company, and

                    (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (3)  Indebtedness represented by (a) the Notes (including any Exchange
                                            -
     Notes issued in exchange for Initial Notes but excluding any Additional Notes), (b) any Indebtedness (other than the Indebtedness described in
              -
     clauses (1), (2), (5), (6), (7), (8) and (9) of this Section 406(a))
     outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred
                                        -
     in respect of any Indebtedness described in this clause (3) or clause (4) or Incurred pursuant to Section 406(a);
                             --------------

          (4) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary is acquired by the Company after the Issue Date (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or
     (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted
                   --------  -------
     Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 406(a) after
                                                        --------------
     giving effect to the Incurrence of such Indebtedness pursuant to this clause (4);

          (5)  Indebtedness of the Company or any Subsidiary Guarantor under (x)
                                                                              -
     Currency Agreements that are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business, or (y) Currency Agreements or Interest Rate Agreements that
                      -
     are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

          (6) the Subsidiary Guarantees and other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed (a) ranks equally in right of payment with the Notes or any
                 -
     Subsidiary Guarantee, then the related Guarantee shall rank equally in right of payment to the Subsidiary Guarantees or (b) is a Subordinated
                                                       -
     Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantees;

          (7) Indebtedness incurred to insurance carriers in respect of workers' compensation claims or self-insurance obligations, or to issuers of performance, bid, surety and similar bonds or letters of credit or guarantees supporting performance of contracts (other than for borrowed money), in each case in the ordinary course of business;

          (8) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or for contingent earn-out payments based on performance of any business acquired by the Company or any Restricted Subsidiary, provided that (in the case of any such disposition) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is
                                  --------  -------
     extinguished within five business days of Incurrence;

          (10) Purchase Money Indebtedness and Capitalized Lease Obligations Incurred to finance the acquisition by the Company or a Restricted Subsidiary of any assets in the ordinary course of business that, together with all Refinancing Indebtedness Incurred in respect of Indebtedness previously Incurred pursuant to this clause (10), does not exceed $15.0 million in the aggregate at any time outstanding;

          (11) Indebtedness of the Company or any Subsidiary Guarantor, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control;

          (12) Indebtedness of any Foreign Subsidiary in Canada under any working capital facility in an aggregate principal amount not to exceed Cdn. $5.0 million outstanding at any time; and

          (13) in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Company and the Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
     (13) and then outstanding, will not exceed $35.0 million.

     (c) The Company and the Subsidiary Guarantors will not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations or any Guarantor Subordinated Obligations unless such refinancing Indebtedness will be subordinated to the Notes and the Subsidiary Guarantees to at least the same extent as such Subordinated Obligations or Guarantor Subordinated Obligations. The Company and the Subsidiary Guarantors will not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Indebtedness that ranks equally in right of payment with the Notes or any Subsidiary Guarantee unless such refinancing Indebtedness is Senior Subordinated Indebtedness or Subordinated Obligations (in the case of the Company) or Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations (in the case of a Subsidiary Guarantor). No Restricted Subsidiary other than a Subsidiary Guarantor may Incur any Indebtedness if the proceeds are used, directly or indirectly, to refinance Indebtedness of the Company or a Subsidiary Guarantor.

     (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 406:
                      -----------

          (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 406(a) or (b), the
                                                   --------------     -
     Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that (a) any
                                                  --------       -
     Indebtedness classified as Incurred pursuant to clause (13) of Section
                                                                    -------
     406(b) may subsequently be reclassified as Incurred pursuant to Section
     ------                                                          -------
     406(a) from and after the first date on which the Company could Incur such
     ------
     Indebtedness under such Section 406(a) if deemed Incurred on such date, and
                             --------------
     (b) all Indebtedness incurred or outstanding under the Senior Credit
     ---
     Agreement on the Issue Date shall, be deemed Incurred exclusively pursuant to clause (1) of Section 406(b); and
                      --------------

          (2) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     Accrual of interest, accrual of dividends, the accretion of accreted value or fluctuations in exchange rates or commodity prices will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the
                                                  -
Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with
     --
any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     (e) The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under Section 406,
                                                                   -----------
the Company shall be in default of Section 406).
                                   -----------

     Section 407. Limitation on Layering. The Company will not Incur any
                  ----------------------
Indebtedness that is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to all Senior Subordinated Indebtedness, including the Notes. No Subsidiary Guarantor will Incur any Indebtedness that is subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to all Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor, including its Subsidiary Guarantee.

     Section 408. Limitation on Restricted Payments.
                  ---------------------------------

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

          (1) declare or pay any dividend or make any distribution on or in respect of any Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

                  (A) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

                  (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

          (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company, or any Capital Stock of any Restricted Subsidiary or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company, other than in exchange for Capital Stock of the Company (other than Disqualified Stock);

          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

          (4)     make any Restricted Investment in any Person

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in the preceding clauses (1) through (4) of this Section 408(a) shall be referred to
                                          --------------
herein as a "Restricted Payment"), if at the time the Company or such Restricted
             ------------------
Subsidiary makes such Restricted Payment:

                  (A) a Default or Event of Default shall have occurred and be continuing (or would result from the Restricted Payment); or

                  (B) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to Section 406(a) after giving effect to such
                                   --------------
          Restricted Payment; or

                  (C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                        (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company have been delivered to the Trustee in accordance with Section 404 (or, in case such Consolidated
                                     -----------
                  Net Income is a deficit, minus 100% of such deficit);

                        (ii) the aggregate Net Cash Proceeds received by the
                  Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

                        (iii) the amount by which Indebtedness of the Company is
                  reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and

                        (iv) the amount equal to the net reduction in Restricted
                  Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                             (A) repurchases or redemptions of such Restricted
                        Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, or repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

                             (B) the redesignation of Unrestricted Subsidiaries
                        as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this
                  --------  -------
                  clause (iv) to the extent it is already included in Consolidated Net Income.

    (b)     Section 408(a) will not prohibit:
            --------------

            (1) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided,
                                                                   --------
  however, that (a) such purchase or redemption will be excluded in the
  -------
  calculation of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (4)(C)(ii) of Section 408(a);
                                                            -------------

     (2) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be
                --------  -------
  excluded in the calculation of the amount of Restricted Payments;

     (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 410; provided, however,
                                               -----------  --------  -------
  that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

     (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 408;
                                                                  -----------
  provided, however, that such dividends will be included in the calculation of
  --------  -------
  the amount of Restricted Payments;

     (5) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom) loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company other than Disqualified Stock (or repurchases of such Capital Stock in exchange for cancellation of such loans or advances), in an aggregate amount not in excess of $2.0 million at any one time outstanding; provided, however, that (a) the
                                               --------  -------
  amount of such loans and advances will be included in the calculation of the amount of Restricted Payments and (b) the Net Cash Proceeds from any such sale of Capital Stock of the Company will be excluded from clause (4)(C)(ii) of
  Section 408(a);
  -------------

     (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof, provided, however, that such repurchases will be excluded from the
           --------  -------
  calculation of the amount of Restricted Payments;

     (7) any purchase or redemption of (a) Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company that qualifies as

  Refinancing Indebtedness or (b) Disqualified Stock of a Restricted Subsidiary
                               -
  made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company that qualifies as Refinancing Indebtedness; provided, however, in each case under
                                         --------  -------
  this clause (7) that (i) such Refinancing Indebtedness is not issued or sold
                        -
  to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, (ii) at the time of such exchange, no Default or Event
                          --
  of Default shall have occurred and be continuing or would result therefrom and
  (iii) such purchase or redemption will be excluded in the calculation of the
   ---
  amount of Restricted Payments;

     (8) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 414
                                                                  -----------
  below (including the purchase of all Notes tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (a) at the time of such
                            --------  -------
  purchase or redemption, no Default shall have occurred and be continuing (or would result therefrom), (b) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 406(a) after giving pro forma effect
                                    -------------
  to such Restricted Payment, (c) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any Incurrence of Indebtedness by the Company or any Subsidiary and (d) such purchase or redemption will be included in the calculation of the amount of Restricted Payments;

     (9) purchases of Capital Stock of Restricted Subsidiaries from minority holders, provided that upon giving effect to any such purchase of Capital Stock of any Restricted Subsidiary, such Subsidiary shall be a Subsidiary Guarantor; provided, however, that such purchases will be excluded in the
             --------  -------
  calculation of the amount of Restricted Payments;

     (10) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), an Investment in a minority interest in a Person not engaged in any business other than a Related Business, together with all other Investments pursuant to this clause (10), in an aggregate amount at the time of such Investment not to exceed $10.0 million outstanding at any one time (the amount of such Investment outstanding at any time to be equal to its original cost minus the net proceeds realized by the Company upon repurchase, repayment or redemption thereof, or sale thereof to an unaffiliated purchaser, but not less than zero) (any such Person, a "Permitted Joint Venture"); provided, however, that such Investments (a) will
   -----------------------    --------  -------                         -
  be included in the calculation of the amount of

          Restricted Payments and (b) will be excluded in calculating any net reduction-in Restricted Investments for purposes of clause (4)(C)(iv) of Section 408(a);
             -------------

               (11) Restricted Payments in an amount not to exceed $20.0 million in the aggregate; and

               (12) the repayment of the Company's 10% Senior Subordinated Notes due December 15, 2008 and November 19, 2009 with the net proceeds from the initial sale of the Notes.

          The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined by the Board of Directors acting in good faith whose resolution with respect thereto shall be delivered in writing to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 408 were
                                                       -----------
computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

          Section 409. Limitation on Restrictions on Distributions from
                       ------------------------------------------------
Restricted Subsidiaries.
-----------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

               (2) make any loans or advances to the Company or any Restricted Subsidiary; or

               (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

          (b)  This Section 409 will not prohibit:
                    -----------

               (i) any encumbrance or restriction pursuant to an agreement as in effect at or entered into on the Issue Date, including, without limitation, the

          Indenture and the Senior Credit Agreement and any governing agreements or instruments of Existing Joint Venture Subsidiaries, in each case as in effect on such date;

               (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or in contemplation of the transaction) and outstanding on such date;

               (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in
         Section 409(b)(i) or (ii) or this Section 409(b)(iii) or contained in
         ----------------     ----         ------------------
         any amendment to an agreement referred to in Section 409(b)(i) or (ii)
                                                      ----------------     ----
         or this Section 409(b)(iii); provided, however, that the encumbrances
                 ------------------
         and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are not less favorable to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in Section 409(b)(i) or (ii) on the
                                           -----------------    ----
         Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, as applicable;

               (iv)    in the case of clause (3) of this Section 409, any
                                                         -----------
         encumbrance or restriction:

                       (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

                       (b) contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

                       (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

                       (d) imposed by purchase money obligations for property acquired in the ordinary course of business, on the property so acquired;

                       (v) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                       (vi) any restriction with respect to a Restricted Subsidiary contained in any agreement or instrument governing Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary that is in effect on the date such Restricted Subsidiary is acquired by the Company (and is not incurred in contemplation of such transaction);

                       (vii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

                       (viii) encumbrances or restrictions arising under
               provisions in governing joint venture agreements or instruments of any New Joint Venture Subsidiaries, provided that such encumbrances and restrictions are not less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the governing joint venture agreements or instruments of Existing Joint Venture Subsidiaries referred to in
               Section 409(b)(i) as in effect on the Issue Date.
               ----------------

               Section 410.   Limitation on Sales of Assets and Subsidiary
                              --------------------------------------------
               Stock.
               -----

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                       (1) The Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

                       (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

                       (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

                              (A)   first, to the extent the Company or any
                                    -----
                       Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness or Guarantor Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness, Guarantor Senior Indebtedness or, if such Restricted Subsidiary is a Foreign Subsidiary, Indebtedness (other than any Preferred Stock or any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness) of such Foreign Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection
                                       --------  -------
                       with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (A), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

                              (B)   second, to the extent of the balance of such
                                    ------
                       Net Available Cash after application in accordance with clause (A) above, to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash.

               (b) Any Net Available Cash from Asset Sales that are not applied or invested as provided in Section 410(a) will be deemed to constitute
                                     --------------
  "Excess Proceeds." On the 361st day after an Asset Disposition, if the
   ---------------
  aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer ("Asset Sale Offer") to all Holders of Notes and, to
                              ----------------
  the extent required by the terms of other Senior Subordinated Indebtedness, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Disposition ("Pari
                                                                           ----
  Passu Notes"), to purchase the maximum principal amount of Notes and any such
  ----- -----
  Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000 at an offer price in cash in an amount equal to (x) in the case of the Notes, 100% of the principal amount of the Notes, plus accrued and unpaid interest to the date of purchase, and (y) in the case of the Pari Passu Notes, 100% of the lesser of the then accreted value (if applicable) and the principal amount of the Pari Passu Notes, plus accrued and unpaid interest to the date of purchase. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by Holders of the Notes and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds the Company shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and the lesser of the then aggregate accreted value and the aggregate principal amount of the tendered Pari Passu Notes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          (c) The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five
                                   -----------------------
  Business Days after the termination of the Asset Sale Offer Period (the "Asset
                                                                           -----
  Sale Purchase Date"), the Company will purchase the principal amount of Notes
  ------------------
  and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has
   -----------------------
  been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Sale Offer.

          If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company will promptly (but in any case not later than five Business Days after the termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

     (d) For the purposes of this Section 410, securities, notes or other
                                  -----------
obligations received by the Company or any Restricted Subsidiary of the Company from the transferee in such Asset Disposition that are promptly converted by the Company or such Restricted Subsidiary into cash, will be deemed to be cash.

     (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws
                -------------
or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 410, the Company will
                                             -----------
comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

     Section 411.   Limitation on Affiliate Transactions.
                    ------------------------------------

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary (such transaction or transactions, an "Affiliate Transaction") unless:
 ---------------------

          (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

          (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, the terms of such Affiliate Transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of members of such Board having no direct or indirect financial or other interest in such Affiliate Transaction (and each such majority determines that such Affiliate Transaction satisfies the criteria in clause (1) above; and

          (3) in the event such Affiliate Transaction involves an aggregate amount in excess of $15.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is not less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.


     (b)  Section 411(a) will not apply to:
          --------------

          (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 408;
                                      -----------

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries;

          (3) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (4) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company;

          (5) any transaction between the Company and a Subsidiary Guarantor or between Subsidiary Guarantors;

          (6) any transaction with a Non-Guarantor Subsidiary or Permitted Joint Venture in the ordinary course of business that complies with the requirements of clause (1) of Section 411(a);
                                   --------------

          (7) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and identified on a schedule to the Indenture on the Issue Date, as these agreements may be amended, modified or supplemented from time to time in compliance with Section 411(a); and
                     --------------

          (8) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company.

     Section 412. Limitation on Liens. The Company will not, and will not permit
                  -------------------
any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any property or assets of the Company or any of its Restricted Subsidiaries (including Capital Stock), whether owned on the date of the Indenture or acquired after that date, securing any Indebtedness that ranks equally with, or is subordinate or junior to, the Notes or any Subsidiary Guarantee in right of payment, unless contemporaneously with the incurrence of such Lien effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in the case of a Lien on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to, in the case of Liens with respect to Indebtedness that is subordinate or junior in right of payment to the Notes or any Subsidiary Guarantee, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

     Section 413. Future Subsidiary Guarantors. After the Issue Date, the
                  ----------------------------
Company will cause each Restricted Subsidiary that is not then a Subsidiary Guarantor, other than any Foreign Subsidiary, any New Joint Venture Subsidiary or any Existing Joint Venture Subsidiary, to execute and deliver to the Trustee a supplemental indenture substantially in the form set forth on Exhibit B
                                                                ---------
providing a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior subordinated basis.

     The Company will cause any Domestic Subsidiary that becomes "100% owned" (as defined in Section 3-10(h)(1) of Regulation S-X (Title 17, Code of Federal
               ------------------
Regulations, Part 210)) by the Company after the Issue Date to become a Subsidiary Guarantor pursuant to this Section 413.
                                      -----------

     Notwithstanding the exception to the first paragraph of this Section 413, neither the Company nor any Restricted Subsidiary shall create or acquire any Non-Guarantor Subsidiary or designate any Restricted Subsidiary to be an Unrestricted Subsidiary unless after giving effect to such creation, acquisition or designation, all Non-Guarantor Subsidiaries and Unrestricted Subsidiaries taken as a whole on a combined basis (including such Non-Guarantor Subsidiary or Unrestricted Subsidiary) shall not account for more than 25% of EBITDA, and shall not have total assets in an amount exceeding 17% of the total assets of the Company and its Subsidiaries on a combined basis (including any unconsolidated Subsidiaries, and adjusted to eliminate any intercompany balances) as at the end of and for, the most recently ended four consecutive fiscal quarters of the Company for which consolidated financial statements of the Company have been delivered to the Trustee, in accordance with Section 404,
                                                                   -----------
giving effect to such creation, acquisition or designation on a pro forma basis as if such transaction had occurred at the beginning of such four-quarter period.

     The Company will cause each Subsidiary Guarantor to comply with all of the provisions of, and to fully perform all of its obligations under, this Indenture applicable to such Subsidiary Guarantor.

     Section 414. Purchase of Notes Upon a Change in Control. Upon the
                  ------------------------------------------
occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each Holder, with a copy to the Trustee, stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase its Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");
                                   -------------------------

          (2) the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of
                                                                  ---------
     Control Payment Date"); and
     --------------------

          (3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions of Notes in integral multiples of $1,000 properly tendered under the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     If the Change of Control Payment Date is on or after a Regular Record Date or any other interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

     Prior to mailing a Change of Control Offer, and as a condition to such mailing, (i) all Senior Indebtedness must be repaid in full, or the Company must
          -
offer to repay all Senior Indebtedness and repay all Senior Indebtedness held by holders who accept such offer or (ii) the requisite holders of each issue of Senior Indebtedness shall
          --
have consented to such Change of Control Offer being made to the extent such consent is required under the terms of such Senior Indebtedness and shall have waived any event of default under such Senior Indebtedness, caused by the Change of Control. The Company will effect such repayment or obtain such consent and waiver within 30 days following any Change of Control.

     If required by applicable law, the Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Change of Control provisions described above are applicable in the event of a Change of Control, whether or not any other provisions of this Indenture are applicable to such Change of Control.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations
-------------
in connection with the repurchase of Notes pursuant to this Section 414. To the
                                                            -----------
extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

     Section 415. Limitation on Sale of Capital Stock of Restricted
                  -------------------------------------------------
Subsidiaries. The Company will not, and will not permit any Restricted
------------
Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of, (including, but not limited to, by means of a merger, consolidation, or similar transaction) any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if required by applicable law, shares of its Voting Stock constituting directors' qualifying shares) to, or merge or consolidate or engage in any similar transaction with, any Person except:

          (1)  to or into the Company or a Wholly-Owned Subsidiary; or

          (2) for the sale of all of the Voting Stock of a Restricted Subsidiary to a Person other than the Company or a Subsidiary of the Company in compliance with Section 410.
                                -----------

     Section 416. Limitation on Lines of Business.  The Company will not, and
                  -------------------------------
will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

     Section 417. Payments for Consent. Neither the Company nor any of its
                  --------------------
Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

     Section 418. Corporate Existence. Subject to the other provisions of this
                  -------------------
Article 4, Article 5 and Article 13, the Company will do or cause to be done all
---------  ---------     ----------
things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required
                       --------  -------
to preserve any such existence (except that of the Company), right, license or franchise if the Board of Directors of the Company shall reasonably determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders, and provided, further, the Company may merge in accordance with Section 501. Notwithstanding the foregoing, (i)
                         -----------
provided that the surviving entity in any such transaction is or shall be a Restricted Subsidiary, subject to Section 413, any Non-Guarantor Subsidiary may
                                  -----------
merge or consolidate (including any charter amendments required solely to effect such merger or consolidation) with any other Non-Guarantor Subsidiary; (ii) provided that the surviving entity in any such transaction is or shall be a Subsidiary Guarantor, and provided further that such surviving Subsidiary Guarantor expressly assumes all of the obligations under (a) the Indenture and included Subsidiary Guarantee and (b) the Exchange and Registration Rights Agreement, of any Subsidiary Guarantor that does not survive the transaction, by executing and delivering to the Trustee a supplemental indenture satisfactory to the Trustee, a Subsidiary Guarantor may merge or consolidate (including any charter amendments required solely to effect such merger or consolidation) with any other Subsidiary Guarantor; (iii) provided that the surviving entity in any such transaction is or shall be a Subsidiary Guarantor, any Non-Guarantor Subsidiary may merge or consolidate (including any charter amendments required solely to effect such merger or consolidation) with any Subsidiary Guarantor; and (iv) Non-Guarantor Subsidiaries may amend their organizational documents in any way not inconsistent with this Indenture or disadvantageous in any material respect to the Holders.

     Section 419. Payment of Taxes and Other Claims. The Company will pay or
                  ---------------------------------
discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or
--------  -------
cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

                                   Article 5

                               SUCCESSOR COMPANY
                               -----------------

     Section 501. When the Company May Merge, etc. The Company will not
                  -------------------------------
consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i)    the resulting, surviving or transferee Person (the "Successor
                                                                     ---------
     Company") will be a corporation organized and existing under the laws of
     -------
     the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes, this Indenture and the Exchange and Registration Rights Agreement by executing and delivering to the Trustee a supplemental indenture in form satisfactory to the Trustee;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 406;
                                  -----------

          (iv) each Subsidiary Guarantor (other than any party to any such consolidation or merger, in which case clause (i) shall apply) shall have delivered a supplemental indenture in form satisfactory to the Trustee, confirming that its Subsidiary Guarantee shall apply to the Successor Company's obligations in respect of the Indenture and the Notes and its obligations under the Exchange and Registration Rights Agreement shall continue to be in effect; and

          (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and each such supplemental indenture complies with this Indenture.

     For purposes of this Section 501, the sale, lease, conveyance, assignment,
                          -----------
transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Clause (iii) of the first paragraph of this Section 501 will not apply to
                                                 -----------
any transaction in which (1) any Restricted Subsidiary consolidates with, merges
                          -
into or transfers all or part of its properties and assets to the Company or (2)
                                                                              -
the Company consolidates or merges with or into or transfers all or substantially all its assets to an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

     Section 502. Successor Company Substituted. Upon any transaction involving
                  -----------------------------
the Company in accordance with Section 501, in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

                                   Article 6

                                   REMEDIES
                                   --------

     Section 601. Events of Default. Each of the following is an Event of
                  -----------------
Default:

          (1) the Company defaults in any payment of interest or additional interest (as required by the Exchange and Registration Rights Agreement) on any Note when due or payable, and such default continues for 30 days, whether or not such payment is prohibited by Article 14;
                                                  ----------

          (2) the Company defaults in the payment of principal of or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by
     Article 14;
     ----------

          (3)  the Company or any Subsidiary Guarantor fails to comply with
     Article 5 or Section 414 of this Indenture;
     ---------    -----------

          (4)  the Company fails to comply with any of its obligations under
     Article 4 (in each case, other than a failure or breach that constitutes a Default or Event of Default governed by clause (1), (2) or (3) above) and such failure or breach continues for 30 days after the Notice of Default specified below;

          (5) the Company fails to comply with any of its other covenants or agreements in this Indenture or under the Notes (in each case, other than a failure or breach that constitutes a Default or an Event of Default governed by clause (1), (2), (3) or (4) above) and such failure or breach continues for 60 days after the Notice of Default specified below;

          (6) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

               (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness; or

               (b) results in the acceleration of such Indebtedness prior to its maturity;

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such a default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (7) the Company or any Restricted Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (as defined below):

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of their property; or

               (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

     or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

          (9) failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $5.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; or

          (10) any Subsidiary Guarantee of any Subsidiary Guarantor ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any
               --------------                  ------------------
similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or
 ---------
similar official under any Bankruptcy Law.

     Notwithstanding the foregoing, a Default under clause (4) or (5) of this
Section 601 will not constitute an Event of Default until the Trustee or the
-----------
Holders of at least 25% in principal amount of the Outstanding Notes notify the Company (and the Trustee in the case of a notice by Holders) of the Default and the Company does not cure such Default within the time specified in such clause
(4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default under clause (3), (4), (5), (6), (7), (8), (9) or (10) of this Section 601, which notice shall contain the status thereof and a
                -----------
description of the action the Company is taking or proposes to take with respect thereof.

     Section 602.   Acceleration of Maturity; Rescission and Annulment. If an
                    --------------------------------------------------
Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 601) occurs and is continuing, the Trustee by notice to the Company,
   -----------
or the Holders of at least 25% in principal amount of the Outstanding Notes by notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may, and the Trustee at the request of the Holders of at least 25% in principal amount of the Outstanding Notes shall, declare the principal of, premium, if any and accrued but unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in clause (7) or
(8) of Section 601 occurs and is continuing, the principal of, premium, if any,
       -----------
and any accrued interest on all Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Outstanding Notes by notice to the Company and the Trustee may waive all past or existing Defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if
(1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 603.   Other Remedies; Collection Suit by Trustee. If an Event of
                    ------------------------------------------
Default occurs and is continuing, the Trustee may, but is not obligated under this Section 603 to, pursue any available remedy to collect the payment of
     -----------
principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. If an Event of Default specified in
Section 601(1) or 601(2) occurs and is continuing, the Trustee may recover
--------------    ------
judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 707.
                -----------

     Section 604.   Trustee May File Proofs of Claim. The Trustee may file such
                    --------------------------------
proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section
                                                                        -------
707. The Trustee may take any other action with respect to such claims,
---
including participating as a member of any official committee of creditors appointed in the matters as it deems necessary or advisable.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 605.   Trustee May Enforce Claims Without Possession of Notes. All
                    ------------------------------------------------------
rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     Section 606.   Application of Money Collected. Any money collected by the
                    ------------------------------
Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:    to the payment of all amounts due the Trustee under Section
          -----                                                         -------
     707;
     ---

          Second:   to holders of Senior Indebtedness to the extent required by
          ------
     Article 14;
     ----------

          Third: to the payment of the amounts then due and unpaid upon the
          -----
     Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          Fourth:   to the Company.
          ------

     Section 607.   Limitation on Suits. Except to enforce the right to receive
                    -------------------
payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

          (2) Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee in writing to pursue the remedy;

          (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

     A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.

     Section 608.   Unconditional Right of Holders to Receive Principal, Premium
                    ------------------------------------------------------------
and Interest. Notwithstanding any other provision in this Indenture, the Holder
------------
of any Note shall have the absolute and unconditional right to receive payment of the principal of and all (subject to Section 307) interest on such Note on
                                        -----------
the respective Stated Maturity or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.

     Section 609.   Restoration of Rights and Remedies. If the Trustee or any
                    ----------------------------------
Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Subsidiary Guarantor, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 610.   Rights and Remedies Cumulative. No right or remedy herein
                    ------------------------------
conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 611.   Delay or Omission Not Waiver. No delay or omission of the
                    ----------------------------
Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be
                     ---------
exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 612.   Control by Holders. The Holders of not less than a majority
                    ------------------
in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that
         --------

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee determines is
                                     -----------
unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other
                       --------  -------
action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section
                                                                         -------
612 shall
---
be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 613.   Waiver of Past Defaults. The Holders of not less than a
                    -----------------------
majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past or existing Default hereunder and its consequences, except a Default

          (1) in the payment of the principal of (or premium, if any) or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or

          (2) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended
                                -----------
     without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any Subsidiary Guarantor, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 613 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S)
        -----------
316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 614.   Undertaking for Costs. All parties to this Indenture agree,
                    ---------------------
and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 614 shall not apply
                                                     -----------
to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.

     Section 615.   Waiver of Stay, Extension or Usury Laws. The Company
                    ---------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   Article 7

                                  THE TRUSTEE
                                  -----------

     Section 701.   Certain Duties and Responsibilities.
                    -----------------------------------

     (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not
                                                    -
limit the effect of paragraph (a) of this Section 701; (ii) the Trustee shall
                                          -----------   --
not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any
            ---
action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.
                           -----------

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 701 and
                                                                ------------
703 hereof.
---

     Section 702.   Notice of Defaults. Within 90 days after the occurrence of
                    ------------------
any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the
--------  -------
principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     Section 703.   Certain Rights of Trustee. Subject to the provisions of
                    -------------------------
Section 701:
-----------

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person's board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes or this Indenture; and

          (9) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

     Section 704.   Not Responsible for Recitals or Issuance of Notes. The
                    -------------------------------------------------
recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, any Subsidiary Guarantor and any other obligor upon the Notes, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company, any Subsidiary

Guarantor and any other obligor upon the Notes in connection with the registration of any Notes and any Note Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

     Section 705.   May Hold Notes. The Trustee, any Authenticating Agent, any
                    --------------
Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or
           -----------     -----------
its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

     Section 706.   Money Held in Trust. Money held by the Trustee in trust
                    -------------------
hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     Section 707.   Compensation and Reimbursement. The Company agrees,
                    ------------------------------

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the Trustee's part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of not more than one firm acting as such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the
                     ----------------------
compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The indemnification and agreement to hold harmless granted to the Trustee by the Company in this Section 707 shall survive termination of this Indenture.
                       -----------

     Section 708.   Conflicting Interests. If the Trustee has or shall acquire a
                    ---------------------
conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.

     Section 709.   Corporate Trustee Required; Eligibility. There shall at all
                    ---------------------------------------
times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 709
                                                                  -----------
and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section
                                                                     -------
709, it shall resign immediately in the manner and with the effect hereinafter
---
specified in this Article.

     Section 710.   Resignation and Removal; Appointment of Successor. No
                    -------------------------------------------------
resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.
                -----------

     The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 711 shall not have been delivered to the Trustee within 30 days after
-----------
the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

     If at any time:

          (1) the Trustee shall fail to comply with Section 708 after written
                                                    -----------
     request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2)  the Trustee shall cease to be eligible under Section 709 and
                                                            -----------
     shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a board resolution may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide
             -             -----------
Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company by a board resolution shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711. If, within one year after such
                                    -----------
resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 711, become the successor Trustee and to that extent supersede the
-----------
successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has
                   -----------                   -----------
been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110. Each notice shall include the name of the successor
            -----------
Trustee and the address of its Corporate Trust Office.

     Section 711. Acceptance of Appointment by Successor. In case of the
                  --------------------------------------
appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Notwithstanding the replacement of the Trustee pursuant to this Section 711, the Company's obligations under Section
                         -----------                                  -------
707 shall continue for the benefit of the retiring Trustee with regard to
---
expenses and liabilities incurred by it and compensation earned by it prior to such replacement or otherwise under the Indenture.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.
     ---------

     Section 712. Merger, Conversion, Consolidation or Succession to Business.
                  -----------------------------------------------------------
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7,
                                                                 ---------
without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     Section 713. Preferential Collection of Claims Against the Company. If and
                  -----------------------------------------------------
when the Trustee shall be or become a creditor of the Company (or any Subsidiary Guarantor or other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any Subsidiary Guarantor or any such other obligor).

     Section 714. Appointment of Authenticating Agent. The Trustee may appoint
                  -----------------------------------
an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                                   Article 8

                          HOLDERS' LISTS AND REPORTS
                          BY TRUSTEE AND THE COMPANY
                          --------------------------

     Section 801. The Company to Furnish Trustee Names and Addresses of Holders.
                  -------------------------------------------------------------
The Company will furnish or cause to be furnished to the Trustee

          (1) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note
--------  -------
Registrar, no such list need be furnished pursuant to this Section 801.
                                                           -----------

     Section 802. Preservation of Information; Communications to Holders. The
                  ------------------------------------------------------
Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses
                                        -----------
of Holders received by the Trustee in its capacity as Note Registrar; provided,
                                                                      --------
however, that if and so long as the Trustee shall be the Note Registrar, the
-------
Note Register shall satisfy the requirements relating to such list. None of the Company, any Subsidiary Guarantor, any other obligor upon the Notes or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.
            -----------

     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

     Section 803. Reports by Trustee. If such report is required by TIA Section
                  ------------------
313, within 60 days after each June 1 beginning with June 1, 2002 the Trustee shall mail to each Holder a brief report dated as of such June 1 that complies with Section 313(a). The Trustee shall transmit to Holders such other reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.

                                   Article 9

                        AMENDMENT, SUPPLEMENT OR WAIVER
                        ---------  --------------------

     Section 901. Without Consent of Holders. Without the consent of the Holders
                  --------------------------
of any Notes, the Company, the Trustee and (as applicable) any Subsidiary Guarantor may enter into one or more indentures supplemental hereto in form and substance satisfactory to the Trustee, for any of the following purposes:

             (1)  to cure any ambiguity, omission, defect or inconsistency,

             (2) to provide for the assumption by a successor of the obligations of the Company under this Indenture,

             (3) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are
                            --------  -------
     issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code,

             (4) to add Guarantees with respect to the Notes or to secure the Notes,

             (5) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company,

             (6) to make any change that does not adversely affect the rights of any Holder under the Notes or this Indenture, or

             (7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise.

     Section 902. With Consent of Holders. Subject to Section 608, the Company,
                  -----------------------             -----------
the Trustee and (if applicable) any Subsidiary Guarantor may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for

Notes), and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes) may, subject to Section 613, waive any past or existing Default or Event of Default or compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture, the Notes or any Subsidiary Guarantee.

     Notwithstanding the provisions of this Section 902, without the consent of
                                            -----------
each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 613, may not:
-----------

          (i) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

          (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note;

          (iii) reduce the principal of or extend the Stated Maturity of any Note;

          (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be required to be redeemed or repurchased as described in Section 1001 or any similar
                                             ------------
     provision, whether through an amendment or waiver of provisions in such
     Section 1001 or similar provision or any related definition or otherwise;

          (v) make any Note payable in money other than that stated in the Note;

          (vi) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

          (vii)   make any change in the amendment provisions described in this
     Section 902 or the waiver provisions described in Section 613.

     Notwithstanding Section 901 and the foregoing provisions of this Section
                     -----------                                      -------
902, no amendment to Article 14 or Article 15, respectively, or the definitions
---                  ----------    ----------
relating thereto that adversely affects the rights of any Holder of Senior Indebtedness or Guarantor Senior Indebtedness, respectively, at the time outstanding may be made unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent in writing to such amendment.

     It shall not be necessary for the consent of the Holders under this Section
                                                                         -------
902 to approve the particular form of any proposed amendment, supplement or
---
waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under Section 901 or this Section
                                                    -----------         -------
902 becomes effective, the Company shall mail to the Holders of each Note
---
affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or effectiveness of any such amendment, supplement or waiver.

     Section 903. Execution of Amendments, Supplements or Waivers. The Trustee
                  -----------------------  ----------------------
shall sign any amendment, supplement or waiver authorized pursuant to this
Article 9 if the amendment, supplement or waiver does not adversely affect the
---------
rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

     Section 904. Revocation and Effect of Consents. Until an amendment,
                  ---------------------------------
supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder
                            -----------
may revoke the consent as to such Holder's Note by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.
                       -----------

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses (i) through (viii) of the second paragraph of Section 902. In that case, the
                                          -----------
amendment, supplement or waiver
shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note.

     Section 905.   Conformity with TIA. Every amendment or supplemental
                    -------------------
indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

     Section 906.   Notation on or Exchange of Notes. If an amendment,
                    --------------------------------
supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                                  Article 10

                              REDEMPTION OF NOTES
                              -------------------

     Section 1001.  Right of Redemption.
                    -------------------

     (a)  Except as set forth in this Section 1001, the Notes will not be
                                      ------------
redeemable at the option of the Company prior to June 15, 2005. The Notes will be redeemable, at the Company's option, in whole or in part, and from time to time on and after June 15, 2005 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with Section 1005. The Notes will be so redeemable at the
                   ------------
following Redemption Prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to Section 307 and to the right of Holders of record on the relevant
            -----------
record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month p eriod commencing on June 15 of the years set forth below:


     Period                                     Redemption
     ------
                                                  Price
                                               ------------
     2005...............................            104.750%
     2006...............................            103.167%
     2007...............................            101.583%
     2008 and thereafter................            100.000%

     (b) In addition, at any time and from time to time prior to June 15, 2004, the Company at its option may redeem the Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with the Net Cash Proceeds of one or more Equity Offerings, at a Redemption Price of 109.5% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Redemption Date (subject to Section 307 and to the right of Holders of record on
                            -----------
the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that an aggregate principal amount of the
               --------  -------
Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption and such redemption must occur within 90 days after the closing of the Equity Offering. The Company may make such redemption upon notice mailed by first-class mail to each Holder's registered address in accordance with Section 1005.
                           ------------

     Section 1002. Applicability of Article. Redemption of Notes as permitted by
                   ------------------------
Section 1001 shall be made in accordance with this Article 10.
------------                                       ----------

     Section 1003. Election to Redeem; Notice to Trustee. In case of any
                   -------------------------------------
redemption at the election of the Company of less than all of the Notes, the Company shall, at least 45 days prior to the Redemption Date initially fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

     Section 1004. Selection by Trustee of Notes to Be Redeemed. In the case of
                   --------------------------------------------
any partial redemption, selection of the Notes for redemption will be made not more than 60 days prior to the Redemption Date by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the notes are not listed, then on a pro rata basis,
                                                                --- ----
by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.

     The Company shall certify to the Trustee, from time to time, if the Notes are listed on a national securities exchange and absent receipt of any such certification from the Company, the Trustee shall be entitled to assume in good faith that the Notes are not listed on a national securities exchange.

     Section 1005. Notice of Redemption. Notice of redemption or purchase as
                   --------------------
provided in Section 1001 shall be given by first class mail, postage prepaid,
            ------------
mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

             Any such notice shall state:

             (1)   the expected Redemption Date,

             (2)   the Redemption Price,

             (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed,

             (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date,

             (5) the place where such Notes are to be surrendered for payment of the Redemption Price, and

             (6) the CUSIP and other security identification numbers, if any, subject to Section 311 hereof.
                -----------

     Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     Section 1006. Deposit of Redemption Price. On or prior to any Redemption
                   ---------------------------
Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay
                             -----------
the Redemption

Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

     Section 1007. Notes Payable on Redemption Date. Notice of redemption having
                   --------------------------------
been given as provided in this Article 10, the Notes so to be redeemed shall, on
                               ----------
the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless Company shall default in the payment of the Redemption Price or the Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.
                      -----------

     On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or
                                                  ------------
the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the Redemption Price of and subject to the last sentence of the preceding paragraph of this Section 1007, any accrued and unpaid interest on
                                ------------
such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

     Section 1008. Notes Redeemed in Part. Any Note that is to be redeemed only
                   ----------------------
in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                  Article 11

                          SATISFACTION AND DISCHARGE
                          --------------------------

     Section 1101. Satisfaction and Discharge of Indenture. This Indenture shall
                   ---------------------------------------
cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (1)  either

          (A)    all Notes theretofore authenticated and delivered (other than
     (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose
                                     -----------       --
     payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) have been delivered
                                                -----------
     to the Trustee cancelled or for cancellation; or

          (B) all such Notes not theretofore delivered to the Trustee cancelled or for cancellation

          (i)    have become due and payable, or

          (ii) will become due and payable at their Stated Maturity within one year, or

          (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

     (2) the Company has deposited or caused to be deposited with the Trustee an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

     (3) the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and

     (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 1101 relating to the satisfaction and discharge
                       ------------
  of this Indenture have been complied with, provided that any such counsel may
                                             --------
  rely on any Officers' Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 707 and, if money shall
                                                -----------
have been deposited with the Trustee pursuant to clause (2) of this Section
                                                                    -------
1101, the obligations of the Trustee under Section 1102, shall survive.
----                                       ------------

        Section 1102.  Application of Trust Money. Subject to the provisions of
                       --------------------------
the last paragraph of Section 403, all money deposited with the Trustee pursuant
                      -----------
to Section 1101 shall be held in trust and applied by it, in accordance with the
   ------------
provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 12

                        DEFEASANCE OR COVENANT DEFEASANCE
                        ---------------------------------

        Section 1201. The Company's Option to Elect Defeasance or Covenant
                      ----------------------------------------------------
Defeasance.  The  Company  may,  at its  option,  at any  time,  elect  to  have
----------
discharged the obligations of the Company with respect to the Outstanding Notes and to have terminated the obligations of any or all Subsidiary Guarantors with respect to the Subsidiary Guarantees, as the case may be, in each case and to the extent as set forth in this Article 12, and elect to have either Section
                                -----------                             -------
1202 or Section 1203 be applied to all of the  Outstanding  Notes (the "Defeased
----    ------------                                                    --------
Notes"), upon compliance with the conditions set forth in Section 1204. Either
-----                                                     ------------
Section 1202 or Section 1203 may be applied to the Defeased Notes to any
------------    ------------
Redemption Date or the Stated Maturity of the Notes.

        Section 1202. Defeasance and Discharge. Upon the Company's exercise
                      ------------------------
under Section 1201 of the option applicable to this Section 1202, the Company
      ------------                                  ------------
shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes on the date the relevant conditions set forth in
Section 1204 below are satisfied (hereinafter, "Defeasance"). For this purpose,
------------                                    ----------
such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section
                                                                        -------
1205 and the other Sections of this Indenture referred to in clauses (a) and (b)
----
below, and the Company and each of the Subsidiary Guarantors shall be deemed to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from
            -
the trust fund described in Section 1204 and as more fully set forth in such
                            ------------
Section, payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations
                                                    -
with respect to such Defeased Notes under Sections 304, 305,
                                          ------------  ---

306, 402 and 403, (c) the rights, powers, trusts, duties and immunities of the
---  ---     ---   -
Trustee hereunder, including the Trustee's rights under Section 707, and (d)
                                                        -----------       -
this Article 12. Subject to compliance with this Article 12, the Company may, at
     ----------                                  ----------
its option and at any time, exercise its option under this Section 1202
                                                           ------------
notwithstanding the prior exercise of its option under Section 1203 with respect
                                                       ------------
to the Notes.

        Section 1203. Covenant Defeasance. Upon the Company's exercise under
                      -------------------
Section 1201 of the option applicable to this Section 1203, (a) the Company and
------------                                  ------------   -
any Subsidiary Guarantors shall be released from their respective obligations under any covenant or provision contained in Section 404 and Sections 406
                                             -----------     ------------
through 417 and the provisions of clause (iii) of Section 501 shall not apply,
        ---                                       -----------
and (b) the occurrence of any event specified in clause (3) (with respect to
     -
clause (iii) of Section 501), (4) and (5) (with respect to Section 404, Sections
                -----------                                -----------  --------
406 through 417, inclusive, and any such covenants provided pursuant to Section
---         ---                                                         -------
901(5)), inclusive, (6), (7) or (8) (with respect only to Restricted
-----
Subsidiaries), (9) or (10) of Section 601 shall be deemed not to be or result in
                              -----------
an Event of Default, in each case with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be
 -------------------
"Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and any Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 601, but, except as specified above, the remainder of this Indenture and
-----------
such Outstanding Notes shall be unaffected thereby.

        Section 1204.  Conditions to Defeasance or Covenant Defeasance.  The
                       -----------------------------------------------
following shall be the conditions to application of either Section 1202 or
                                                           ------------
Section 1203 to the Outstanding Notes:
------------

           (1) The Company shall have irrevocably deposited with the Trustee in trust (i) cash, in United States dollars in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the one Business Day before the due date of any payment, cash in amount or (iii) a combination of (i) and (ii), as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, and premium, if any, and interest on the Defeased Notes on (in the case of principal and premium) and to (in the case of interest) the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes;

           (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 601(8) or
                                                              -------------
        601(9) is concerned, at any time during the period ending on the
        -----
        ninety-first day after the date of such deposit;

           (3) Such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

           (4) In the case of an election under Section 1202, the Company shall
                                                ------------
        have delivered to the Trustee an Opinion of Counsel from a firm of outside counsel reasonably satisfactory to the Trustee to the effect that (x) the Company has received from, or there has been published by,
              -
        the Internal Revenue Service a ruling or (y) since the Issue Date, there
                                                  -
        has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

           (5) In the case of an election under Section 1203, the Company shall
                                                ------------
        have delivered to the Trustee an Opinion of Counsel from a firm of outside counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

           (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel from a firm of outside counsel, each to the effect that all conditions precedent provided for in this
        Section 1204 relating to either the Defeasance under Section 1202 or the
        ------------                                         ------------
        Covenant Defeasance under Section 1203, as the case may be, have been
                                  ------------
        complied with.

        From and after the time of any deposit pursuant to clause (1) of the first paragraph of this Section 1204, the money or U.S. Government Obligations
                        ------------
so deposited shall not be subject to the rights of the holders of Senior Indebtedness or Guarantor Senior Indebtedness pursuant to the subordination provisions of Article 14 or Article 15.
              ----------    ----------

        Section 1205. Deposited Money and U.S. Government Obligations To Be Held
                      ----------------------------------------------------------
in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last
----------------------------------------
paragraph of Section 403, all money and U.S. Government Obligations (including
             -----------
the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article 7, collectively and
                                                ---------
solely for purposes of this Section 1205, Section 1412 and Section 1512, the
                            ------------  ------------     ------------
"Trustee") pursuant to Section 1204 in respect of the Defeased Notes shall be
                       ------------
held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or
                                                              ------------
the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes.

        Anything in this Article 12 to the contrary notwithstanding, the
                         ----------
Trustee shall deliver to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204
                                                               ------------
hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance. Subject to Article 7,
                                                                      ---------
the Trustee shall not incur any liability to any Person by relying on such opinion.

        Section 1206. Reinstatement. If the Trustee or Paying Agent is unable to
                      -------------
apply any money or U.S. Government Obligations in accordance with Section 1202
                                                                  ------------
or 1203, as the case may be, by reason of any order or judgment of any court or
   ----
governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company, the Subsidiary Guarantors and any other obligor upon the Notes under this Indenture, the Notes and any Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time
                     ------------    ----
as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may
                                          ------------    ----
be; provided, however, that if the Company, any Subsidiary Guarantor or any
    --------  -------
other obligor upon the Notes makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, then the Company, any Subsidiary Guarantor and any other obligor upon the Notes shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

        Section 1207. Repayment to the Company. The Trustee shall pay to the
                      ------------------------
Company upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                                   ARTICLE 13

                              SUBSIDIARY GUARANTEES
                              ---------------------

        Section 1301. Guarantees Generally.
                      --------------------

        (a) Subsidiary Guarantees. Any Subsidiary Guarantor from time to time
            ---------------------
party hereto, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Guaranteed Obligations").
                                               ----------------------

        Any term or provision of this Indenture notwithstanding, each Subsidiary Guarantee shall not exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        (b) Further Agreements of Subsidiary Guarantors.

           (i) Each Subsidiary Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 1303) its
                                                        ------------
        Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, and its Subsidiary Guarantee. Such Subsidiary Guarantee is a guarantee of payment and not of collection. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this Article 13 and
                              ----------

        Article 15, (1) the maturity of the obligations guaranteed by its
        ----------   -
        Subsidiary Guarantee may be accelerated as and to the extent provided in
        Article 6 for the purposes of such Subsidiary Guarantee notwithstanding
        ---------
        any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Subsidiary Guarantee, and (2) in the event of any acceleration of such obligations as provided
             -
        in Article 6, such obligations (whether or not due and payable) shall
           ---------
        forthwith become due and payable by such Subsidiary Guarantor in accordance with the terms of this Section 1301 for the purpose of such
                                          ------------
        Subsidiary Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their obligations under their respective Subsidiary Guarantees or under this Indenture.

           (ii) Until terminated in accordance with Section 1303, each
                                                    ------------
        Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        (c) Each Subsidiary Guarantor that makes a payment or distribution under any Subsidiary Guarantee shall have the right to seek contribution from the Company or any non-paying Subsidiary Guarantor that has also Guaranteed the Guaranteed Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

        (d) Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Subsidiary Guarantee and the waiver set forth in Section
                                                                        -------
1305 is knowingly made in contemplation of such benefits.
----

        (e) Each Subsidiary Guarantor also hereby agrees to pay any and all out-of-pocket expenses (including counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

        Section 1302. Continuing Guarantees. Each Subsidiary Guarantee shall be
                      ---------------------
a continuing Guarantee and shall (i) remain in full force and effect until
                                  -
payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as provided in Section 1303, (ii) be binding upon such
                                  ------------   --
Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the
                          ---
Trustee, the Holders and their permitted successors, transferees and assigns.

        Section 1303. Release of Subsidiary Guarantees.  Notwithstanding the
                      --------------------------------
provisions of Section 1302 any Subsidiary Guarantee will be subject to
              ------------
termination and discharge under the circumstances described in this Section
                                                                    -------
1303:
----

        (a) Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any sale or disposition (whether
                          -
by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets, other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary of the Company if (x)
                                                                              -
the sale or other disposition is in accordance with the terms of this Indenture (including Sections 410 and 415) and (y) all of the obligations of such
           ------------     ---       -
Subsidiary Guarantor under the Senior Credit Agreement and related documentation, and under any other agreements relating to any other Indebtedness of the Company or any of its other Restricted Subsidiaries, terminate upon consummation of such transaction, (ii) upon legal defeasance of the Company's
                                   --
obligations, or satisfaction and discharge of this Indenture; as and to the extent provided in Article 11 or Article 12, (iii) subject to clause (b)(ii) of
                   ----------    ----------   ---
Section 1301, upon payment in full of the aggregate principal amount of all
------------
Notes then outstanding and all other Guaranteed Obligations then due and owing, or (iv) upon its merger with or consolidation into another Subsidiary Guarantor
    --
in compliance with the last sentence of Section 418.
                                        -----------

        A Subsidiary Guarantor will be deemed released and relieved of its obligations under this Indenture, its Subsidiary Guarantee and the Exchange Registration Rights Agreement without any further action required on the part of the Company or such Subsidiary Guarantor upon the designation by the Company of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

        Upon any such occurrence specified in this Section 1303, the Trustee
                                                   ------------
shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be.

        Section 1304. Agreement to Subordinate. Each Subsidiary Guarantee is, to
                      ------------------------
the extent and in the manner set forth in Article 15, subordinated and subject
                                          ----------
in right of payment to the prior payment in full of all Guarantor Senior Indebtedness and each Subsidiary Guarantee is made subject to such provisions of this Indenture.

        Section 1305. Waiver of Subrogation. Each Subsidiary Guarantor hereby
                      ---------------------
irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes and this Indenture or such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to a Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

        Section 1306. Notation Not Required. Neither the Company nor any
                      ---------------------
Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any Subsidiary Guarantee or any such release, termination or discharge thereof.

        Section 1307. Successors and Assigns of the Subsidiary Guarantors. All
                      ---------------------------------------------------
covenants and agreements in this Indenture by each Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.

        Section 1308. Execution and Delivery of Subsidiary Guarantees. The
                      -----------------------------------------------
Company shall cause each Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 413, to promptly execute and deliver to the
                      -----------
Trustee a supplemental indenture substantially in the form set forth in Exhibit
                                                                        -------
B to this Indenture, or otherwise in form and substance reasonably satisfactory
-
to the Trustee, evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article 13. Concurrently therewith, the Company shall deliver
                  ----------
to the Trustee an Opinion of Counsel from a firm of outside Counsel in form and substance satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity, whether considered in a proceeding at law or at equity such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

        Section 1309. Notices. Notice to any Subsidiary Guarantor shall be
                      -------
sufficient if addressed to such Subsidiary Guarantor in care of the Company at the address, and place and in the manner provided in Section 109.
                                                     -----------

                                   ARTICLE 14

                                 SUBORDINATION
                                 -------------

        Section 1401. Agreement To Subordinate. The Company agrees, and each
                      ------------------------
Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in full (when due) of all
                 ----------
existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of the Company. The Notes shall in all respects rank pari passu with all other Senior
                                     ----------
Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 14 shall be
                                                        ----------
subject to Section 1411.
           ------------

        Section 1402. Liquidation, Dissolution, Bankruptcy. Upon any payment or
                      ------------------------------------
distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a reorganization, bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its properties or an assignment for the benefit of creditors or marshalling of the Company's assets or liabilities:

           (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before Noteholders shall be entitled to receive any payment or distribution, if any, of the assets or securities of the Company; and

           (2) until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Noteholders would be entitled but for this Article 14 shall be made to holders of Senior Indebtedness,
                     ----------
        as their respective interests may appear.

        Section 1403. Default on Designated Senior Indebtedness. The Company may
                      -----------------------------------------
not pay principal of, or premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions of Article 12 and may not otherwise purchase,
                                      ----------
redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any
                                                     -------------       -
Designated Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Designated Senior Indebtedness occurs and the
    --
maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms (either such event, a "Payment Default") unless, in either case,
                                      ---------------
(x) the Payment Default has been cured or waived and any such acceleration has
 -
been rescinded in writing or (y) such Designated Senior Indebtedness has been
                              -
paid in full in cash or Cash Equivalents; provided that the Company may pay the
                                          --------
Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative for the Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        In addition, during the continuance of any default (other than a
Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Non-payment Default"), the Company
                                              -------------------
may not pay the Notes for the period specified as follows (a "Payment Blockage
                                                              ----------------
Period"). The Payment Blockage Period shall commence upon the receipt by the
------
Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of
                                                           ---------------
such Non-payment Default from the Representative for such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and shall end on the earliest to occur of the following events: (i) 179 days shall
                                                             -
have elapsed since such receipt of such Blockage Notice, (ii) the Non-payment
                                                          --
Default giving rise to such Blockage Notice is no longer continuing (and no other Payment Default or Non-payment Default is then continuing), (iii) such
                                                                   ---
Designated Senior Indebtedness shall have been discharged or repaid in full in cash or Cash Equivalents or (iv) such Payment Blockage Period shall have been
                             --
terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice. The Company shall promptly resume payments on the Notes, including any missed payments, after such Payment Blockage Period ends, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists. Not more than one Blockage Notice may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

        Section 1404. Acceleration of Payment of Notes. If payment of the Notes
                      --------------------------------
is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration.

        Section 1405. When a Distribution Must Be Paid Over. If a distribution
                      -------------------------------------
is made to Noteholders that because of provisions of this Article 14 should not
                                                          ----------
have been made to them, the Noteholders who received the distribution are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

        Section 1406. Subrogation. After all Senior Indebtedness of the Company
                      -----------
is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. For purposes of such subrogation, a distribution made under this Article 14 to holders of Senior
                                            ----------
Indebtedness that otherwise would have been made to Holders is not, as between the Company, its creditors other than the holders of such Senior Indebtedness and Holders, a payment by the Company on such Senior Indebtedness, it being understood that the provisions of this Article 14 are and are intended solely
                                       ----------
for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness of the Company, on the other hand.

        Section 1407. Relative Rights. This Article 14 defines the relative
                      ---------------       ----------
rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

           (i) impair, as between the Company and Holders, the obligation of the Company which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

           (ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

        Section 1408. Subordination May Not Be Impaired by Issuers. No right of
                      --------------------------------------------
any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

        Section 1409. Rights of Trustee and Paying Agent. The Company shall give
                      ----------------------------------
prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes. Failure to give such notice shall not affect the subordination of the Notes to Senior Indebtedness of the Company. Notwithstanding Section 1403, the Trustee or
                                                    ------------
Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 14.
                                    ----------

The Company, the Registrar or co-registrar, the Paying Agent, or a Representative or holder of Senior Indebtedness may give the notice; provided,
                                                                     --------
however, that, if an issue of Senior Indebtedness has a Representative, only the
-------
Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

        The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 14 with respect to any Senior Indebtedness that may at any time be held
----------
by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such
           ---------
holder. Nothing in this Article 14 shall apply to claims of, or payments to, the
                        ----------
Trustee under or pursuant to Section 707.
                             -----------

        Section 1410. Distribution or Notice to Representative. Whenever a
                      ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

        Section 1411. Article 14 Not To Prevent Events of Default or Limit Right
                      ----------------------------------------------------------
To Accelerate. The failure to make a payment pursuant to the Notes by reason of
-------------
any provision in this Article 14 shall not be construed as preventing the
                      ----------
occurrence of a Default. Subject to Section 1404, nothing in this Article 14
                                    ------------                  ----------
shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

        Section 1412. Trust Moneys and Permitted Junior Securities Not
                      ------------------------------------------------
Subordinated. Notwithstanding anything contained herein to the contrary,
------------
payments (i) from money or the proceeds of U.S. Government Obligations held in
          -
trust under Article 12 by the Trustee or (ii) in the form of Permitted Junior
            ----------                    --
Securities, for the payment of principal of and premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this
Article 14, and none of the Holders shall be obligated to pay over any such
----------
amount or such Permitted Junior Securities, as the case may be, to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

        Section 1413. Trustee Entitled To Rely. Upon any payment or distribution
                      ------------------------
pursuant to this Article 14, the Trustee and the Holders shall be entitled to
                 ----------
rely (i) upon any order or decree of a court of competent jurisdiction in which
      -
any proceedings of the nature referred to in Section 1402 are pending, (ii) upon
                                             ------------               --
a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the
                                                             ---
Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
                                                                        -------
14. In the event that the Trustee determines, in good faith, that evidence is
--
required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 14, the Trustee may request such Person to furnish evidence to the
----------
reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the
                  ----------
Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
                                                                       --------
701 and 703 shall be applicable to all actions or omissions of actions by the
---     ---
Trustee pursuant to this Article 14.
                         ----------

        Section 1414. Trustee To Effectuate Subordination. Each Holder by
                      -----------------------------------
accepting a Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 14 and appoints the Trustee as
                                ----------
attorney-in-fact for any and all such purposes.

        Section 1415. Trustee Not Fiduciary for Holders of Senior Indebtedness.
                      --------------------------------------------------------
The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise. With respect to the
                              ----------
holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 14 or Article 15 and no implied covenants or obligations
              ----------    ----------
with respect to holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee.

        Section 1416. Reliance by Holders of Senior Indebtedness on
                      ---------------------------------------------
Subordination Provisions. Each Holder by accepting a Note acknowledges and
------------------------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

        Section 1417. Trustee's Compensation Not Prejudiced. Nothing in this
                      -------------------------------------
Article 14 shall apply to amounts due to the Trustee pursuant to other Sections
----------
of this Indenture.

                                   ARTICLE 15

                     SUBORDINATION OF SUBSIDIARY GUARANTEES
                     --------------------------------------

        Section 1501. Agreement To Subordinate. Each Subsidiary Guarantor
                      ------------------------
agrees, and each Noteholder by accepting a Note agrees, that all payments pursuant to such Subsidiary Guarantor's Subsidiary Guarantee made by or on behalf of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 15, to the prior payment in
                                          ----------
full (when due) of all existing and future Guarantor Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor. Such Subsidiary Guarantee shall in all respects rank pari passu with
                                                                ----------
all other Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Indebtedness of such Subsidiary Guarantor that is Guarantor Senior Indebtedness shall rank senior to such Subsidiary Guarantee in accordance with the provisions set forth herein. All provisions of this Article 15 shall be
                                                             ----------
subject to Section 1513.
           ------------

        Section 1502. Liquidation, Dissolution, Bankruptcy. Upon any payment or
                      -----------  -----------  ----------
distribution of the assets of any Subsidiary Guarantor upon a total or partial liquidation or dissolution of such Subsidiary Guarantor or in a reorganization, bankruptcy, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its properties or an assignment for the benefit of creditors or marshalling of such Subsidiary Guarantor's assets of liabilities,

           (i) holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor will be entitled to receive payment in full in cash or Cash Equivalents of such Guarantor Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the Noteholders are entitled to receive any payment or distributions if any, of the assets or securities of such Subsidiary Guarantor; and

           (ii) until the Guarantor Senior Indebtedness of such Subsidiary Guarantor is paid in full in cash or Cash Equivalents, any payment or distribution from such Subsidiary Guarantor to which Noteholders would be entitled but for this Article 15 will be made to holders of such
                                 ----------
        Guarantor Senior Indebtedness as their interests may appear.

        Section 1503. Default on Designated Guarantor Senior Indebtedness. No
                      ---------------------------------------------------
Subsidiary Guarantor may make any payment pursuant to its Subsidiary Guarantee and may not otherwise purchase, redeem or otherwise retire or defease any Notes (collectively, "pay its Subsidiary Guarantee") if (i) any Designated Guarantor
                ----------------------------
Senior Indebtedness of such Subsidiary Guarantor is not paid when due in cash or Cash

Equivalents or (ii) any other default on Designated Guarantor Senior
                --
Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Guarantor Senior Indebtedness is accelerated in accordance with its terms (either such event, a "Subsidiary Guarantor Payment Default") unless, in
                             ------------------------------------
either case, (x) the Subsidiary Guarantor Payment Default has been cured or
              -
waived and any such acceleration has been rescinded in writing or (y) such
                                                                   -
Designated Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents; provided, that, a Subsidiary Guarantor may pay its Subsidiary
             --------  ----
Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative for the Designated Guarantor Senior Indebtedness with respect to which the Subsidiary Guarantor Payment Default has occurred and is continuing.

        In addition, during the continuance of any default (other than a Subsidiary Guarantor Payment Default) with respect to any Designated Guarantor Senior Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Subsidiary Guarantor Non-payment Default"), a
                            ----------------------------------------
Subsidiary Guarantor may not pay its Subsidiary Guarantee for the period specified as follows (a "Subsidiary Guarantor Payment Blockage Period"). The
                         --------------------------------------------
Subsidiary Guarantor Payment Blockage Period shall commence upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor) of written notice (a "Subsidiary Guarantor Blockage Notice") of such Designated Guarantor Non-payment
 ------------------------------------
Default from the Representative for Designated Guarantor Senior Indebtedness specifying an election to effect a Subsidiary Guarantor Payment Blockage Period and shall end on the earliest to occur of the following events: (i) 179 days
                                                                 -
shall have elapsed since such receipt of such Subsidiary Guarantor Blockage Notice, (ii) the Subsidiary Guarantor Non-payment Default giving rise to such
         --
Blockage Notice is no longer continuing (and no other Subsidiary Guarantor Payment Default or Subsidiary Guarantor Non-payment Default is then continuing),
(iii) such Designated Guarantor Senior Indebtedness shall have been discharged
 ---
or repaid in full in cash or Cash Equivalents or (iv) such Subsidiary Guarantor
                                                  --
Payment Blockage Period shall have been terminated by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Subsidiary Guarantor Blockage Notice. A Subsidiary Guarantor shall promptly pay its Subsidiary Guarantee, after such Subsidiary Guarantor Payment Blockage Period ends, unless the holders of such Designated Guarantor Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Guarantor Senior Indebtedness, or any Subsidiary Guarantor Payment Default otherwise exists. Not more than one Subsidiary Guarantor Blockage Notice to a Subsidiary Guarantor in the aggregate may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Designated Guarantor Senior Indebtedness of such Subsidiary Guarantor during such period.

        Section 1504. Acceleration of Payment of Notes. If payment of the Notes
                      --------------------------------
is accelerated because of an Event of Default, each Subsidiary Guarantor shall promptly notify the holders of the Designated Guarantor Senior Indebtedness of such Subsidiary Guarantor (or the Representative of such holders) of the acceleration. If a demand for payment is made on such Subsidiary Guarantor pursuant to Article 13, each Subsidiary Guarantor shall promptly notify the
            ----------
holders of the Designated Guarantor Senior Indebtedness of such Subsidiary Guarantor (or their Representatives) of such demand.

        Section 1505. When a Distribution Must Be Paid Over. If a distribution
                      -------------------------------------
from a Subsidiary Guarantor is made to Holders that because of the provisions of this Article 15 should not have been made to them, the Holders who receive the
     ----------
distribution shall hold it in trust for holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor and pay it over to them as their interests may appear.

        Section 1506. Subrogation. After all Guarantor Senior Indebtedness of a
                      -----------
Subsidiary Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor to receive distributions applicable to such Guarantor Senior Indebtedness. For purposes of such subrogation, a distribution made under this Article 15 to holders of Guarantor Senior
                             ----------
Indebtedness of a Subsidiary Guarantor that otherwise would have been made to Holders is not, as between such Subsidiary Guarantor, its creditors other than the holders of such Guarantor Senior Indebtedness, and Holders, a payment by such Subsidiary Guarantor on such Guarantor Senior Indebtedness, it being understood that the provisions of this Article 15 are and are intended solely
                                       ----------
for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantors, on the other hand.

        Section 1507. Relative Rights. This Article 15 defines the relative
                      ---------------       ----------
rights of Holders and holders of Guarantor Senior Indebtedness of each Subsidiary Guarantor. Nothing in this Indenture shall:

           (i) impair, as between a Subsidiary Guarantor and Holders, the obligation of such Subsidiary Guarantor to pay the Guaranteed Obligations in accordance with the terms of its respective Subsidiary Guarantee; or

           (ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Guarantor Senior Indebtedness of a Subsidiary Guarantor to receive distributions otherwise payable to Holders.

        Section 1508. Subordination May Not Be Impaired by Subsidiary
                      -----------------------------------------------
Guarantors. No right of any holder of Guarantor Senior Indebtedness of a
----------
Subsidiary Guarantor to enforce the subordination of the payments pursuant to such Subsidiary Guarantor's Subsidiary Guarantee shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

        Section 1509. Rights of Trustee and Paying Agent. A Subsidiary Guarantor
                      ----------------------------------
shall give prompt written notice to the Trustee of any fact known to it that would prohibit the making of any payment to or by the Trustee in respect of its Subsidiary Guarantee. Failure to give such notice shall not affect the subordination of the payments pursuant to its Subsidiary Guarantee to Guarantor Senior Indebtedness of such Subsidiary Guarantor. Notwithstanding Section 1503,
                                                                  ------------
the Trustee or Paying Agent may continue to make payments pursuant to such Subsidiary Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 15. The Company or any Subsidiary Guarantor, the Registrar or
           ----------
co-registrar, the Paying Agent, or a Representative or holder of Guarantor Senior Indebtedness or any Subsidiary Guarantor may give the notice; provided
                                                                     --------
that, if an issue of Guarantor Senior Indebtedness of a Subsidiary Guarantor has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness of a Subsidiary Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

        The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness of a Subsidiary Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 15 with respect to any Guarantor Senior Indebtedness
                  ----------
of a Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness of such Subsidiary Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its
                          ---------
rights as such holder. Nothing in this Article 15 shall apply to claims of, or
                                       ----------
payments to, the Trustee under or pursuant to Section 707.
                                              -----------

        Section 1510. Distribution or Notice to Representative. Whenever a
                      ----------------------------------------
distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness of a Note Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

        Section 1511. Article 15 Not To Prevent Events of Default or Limit Right
                      ----------------------------------------------------------
To Accelerate. The failure to make a payment pursuant to the Parent Guarantee or
-------------
a Subsidiary Guarantee by reason of any provision in this Article 15 shall not
                                                          ----------
be construed as preventing the occurrence of a Default. Nothing in this Article
                                                                        -------
15 shall have any effect on the right of the Holders or the Trustee to
--
accelerate the maturity of the Notes or make a demand for payment on a Subsidiary Guarantor pursuant to Article 13 or the relevant Subsidiary
                                 ----------
Guarantee.

        Section 1512. Trust Moneys Not Subordinated. Notwithstanding anything
                      -----------------------------
contained herein to the contrary, payments (i) from money or the proceeds of
                                            -
U.S. Government Obligations held in trust under Article 12 by the Trustee or
                                                ----------
(ii) in the form of Permitted Junior Securities, for the payment of principal,
 --
premium, if any, or interest on the Notes shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness of any Subsidiary Guarantor or subject to the restrictions set forth in this Article 15, and none of the
                                              ----------
Holders shall be obligated to pay over any such amount to any Subsidiary Guarantor or any holder of Guarantor Senior Indebtedness of any Subsidiary Guarantor or any other creditor of any Subsidiary Guarantor.

        Section 1513. Trustee Entitled To Rely. Upon any payment or distribution
                      ------------------------
pursuant to this Article 15, the Trustee and the Holders shall be entitled to
                 ----------
rely (i) upon any order or decree of a court of competent jurisdiction in which
      -
any proceedings of the nature referred to in Section 1502 are pending, (ii) upon
                                             ------------               --
a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the
                                                             ---
Representatives for the holders of Guarantor Senior Indebtedness or any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 15. In the event that
                                                 ----------
the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of such Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article 15, the
                                                            ----------
Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 15, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 701 and 703 shall be applicable to all actions or
              ------------     ---
omissions of actions by the Trustee pursuant to this Article 15.
                                                     ----------

        Section 1514. Trustee To Effectuate Subordination. Each Holder by
                      -----------------------------------
accepting a Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Guarantor Senior Indebtedness of any Subsidiary Guarantor as provided in this Article 15 and
                                                             ----------
appoints the Trustee as attorney-in-fact for any and all such purposes.

        Section 1515. Trustee Not Fiduciary for Holders of Guarantor Senior
                      -----------------------------------------------------
Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the
------------
holders of Guarantor Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Guarantor Senior

Indebtedness shall be entitled by virtue of this Article 15 or otherwise. With
                                                 ----------
respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 15 and no implied covenants or
                               ----------
obligations with respect to holders of Guarantor Senior Indebtedness of any Subsidiary Guarantor shall be read into this Indenture against the Trustee.

        Section 1516. Reliance by Holders of Senior Indebtedness on
                      ---------------------------------------------
Subordination Provisions. Each Holder by accepting a Note acknowledges and
------------------------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness of any Subsidiary Guarantor, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of such Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

        Section 1517. Trustee's Compensation Not Prejudiced. Nothing in this
                      -------------------------------------
Article 15 shall apply to amounts due to the Trustee pursuant to other Sections of this Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        SELECT MEDICAL CORPORATION


                                        By Michael E. Tarvin
                                           ------------------------------
                                           Name:  Michael E. Tarvin
                                           Title: Senior Vice President



                                        SELECTMARK, INC.,

                                        By Andrew Panaccione
                                           ------------------------------
                                           Name:  Andrew Panaccione
                                           Title: Vice President


                                        SELECT HOSPITAL INVESTORS, INC.,

                                        By Andrew Panaccione
                                           ------------------------------
                                           Name:  Andrew Panaccione
                                           Title: Vice President


                                        SLMC FINANCE CORPORATION,

                                        By Andrew Panaccione
                                           ------------------------------
                                           Name:  Andrew Panaccione
                                           Title: CFO



                                        EACH OF THE GUARANTORS LISTED ON
                                        SCHEDULE I HERETO OTHER THAN SELECTMARK,
                                        INC., SELECT HOSPTAL INVESTORS, INC. AND
                                        SLMC FINANCE CORPORATION


                                        By Michael E. Tarvin
                                           ------------------------------
                                           Name:  Michael E. Tarvin
                                           Title: Vice President

                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee

                                        By: Ward A. Spooner
                                           -------------------------------
                                           Name:  Ward A. Spooner
                                           Title: Vice President

                                                                      SCHEDULE I

Abel Center for Rehabilitation Therapies, Inc.
Abel Healthcare Network, Inc.
Affiliated Physical Therapists, Ltd.
Allegany Hearing and Speech, Inc.
American Transitional Hospitals, Inc.
Athens Sports Medicine Clinic, Inc.
Ather Sports Injury Clinic, Inc.
Atlantic Health Group, Inc.
Atlantic Rehabilitation Services, Inc.
Avalon Rehabilitation & Healthcare, L.L.C.
Boca Rehab Agency, Inc.
Buendel Physical Therapy, Inc.
C.E.R. - West, Inc.
C.O.A.S.T. Institute Physical Therapy, Inc.
CCISUB, Inc.
CMC Center Corporation
Cenla Physical Therapy & Rehabilitation Agency, Inc.
Center for Evaluation & Rehabilitation, Inc.
Center for Physical Therapy & Sports Rehabilitation, Inc.
CenterTherapy, Inc.
Champion Physical Therapy, Inc.
Connecticut NovaCare Ventures, Inc.
Coplin Physical Therapy Associates, Inc.
Crowley Physical Therapy Clinic, Inc.
Douglas Avery & Associates, Ltd.
Douglas C. Claussen, R.P.T., Physical Therapy, Inc.
Elk County Physical Therapy, Inc.

Fine, Bryant & Wah, Inc.
Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.
Gallery Physical Therapy Center, Inc.
Georgia NovaCare Ventures, Inc.
Georgia Physical Therapy of West Georgia, Inc.
Georgia Physical Therapy, Inc.
GP Therapy, L.L.C.
Greater Sacramento Physical Therapy Associates, Inc.
Grove City Physical Therapy and Sports Medicine, Inc.
Gulf Breeze Physical Therapy, Inc.
Gulf Coast Hand Specialists, Inc.
Hand Therapy Associates, Inc.
Hand Therapy and Rehabilitation Associates, Inc.
Hangtown Physical Therapy, Inc.
Hawley Physical Therapy, Inc.
Human Performance and Fitness, Inc.
Indianapolis Physical Therapy and Sports Medicine, Inc.
Intensiva Healthcare Corporation
Intensiva Hospital of Greater St. Louis, Inc.
Joyner Sports Science Institute, Inc.
Joyner Sportmedicine Institute, Inc.
Kentucky Rehabilitation Services, Inc.
Kesinger Physical Therapy, Inc.
Lynn M. Carlson, Inc.
Mark Butler Physical Therapy Center, Inc.
Metro Rehabilitation Services, Inc.
Michigan Therapy Centre, Inc.
MidAtlantic Health Group, Inc.
Monmouth Rehabilitation, Inc.

New England Health Group, Inc.
New Mexico Physical Therapists, Inc.
Northside Physical Therapy, Inc.
NovaCare Health Group, L.L.C.
NovaCare Occupational Health Services, Inc.
NovaCare Outpatient Rehabilitation, Inc.
NovaCare Outpatient Rehabilitation East, Inc.
NovaCare Outpatient Rehabilitation West, Inc.
NovaCare Rehabilitation, Inc.
NW Rehabilitation Associates, L.P.
Ortho Rehab Associates, Inc.
Orthopedic and Sports Physical Therapy of Cupertino, Inc.
P.T. Services Company
P.T. Services, Inc.
P.T. Services Rehabilitation, Inc.
Peter Trailov R.P.T. Physical Therapy Clinic, Orthopaedic Rehabilitation & Sports Medicine, Ltd.
Peters, Starkey & Todrank Physical Therapy Corporation
Physical Focus, Inc.
Physical Rehabilitation Partners, Inc.
Physical Therapy Enterprises, Inc.
Physical Therapy Institute, Inc.
Physical Therapy Services of the Jersey Cape, Inc.
Physio - Associates, Inc.
Pro Active Therapy, Inc.
Pro Active Therapy of Ahoskie, Inc.
Pro Active Therapy of Gaffney, Inc.
Pro Active Therapy of Greenville, Inc.
Pro Active Therapy of North Carolina, Inc.

Pro Active Therapy of South Carolina, Inc.
Pro Active Therapy of Virginia, Inc.
Pro Active Therapy of Rocky Mount, Inc.
Professional Therapeutic Services, Inc.
Quad City Management, Inc.
RCI (Colorado), Inc.
RCI (Exertec), Inc.
RCI (Michigan), Inc.
RCI (S.P.O.R.T.), Inc.
RCI (WRS), Inc.
RCI Nevada, Inc.
Rebound Oklahoma, Inc.
Redwood Pacific Therapies, Inc.
Rehab Advantage, Inc.
Rehab Managed Care of Arizona, Inc.
Rehab Provider Network - California, Inc.
Rehab Provider Network - Delaware, Inc.
Rehab Provider Network - Georgia, Inc.
Rehab Provider Network - Indiana, Inc.
Rehab Provider Network - Maryland, Inc.
Rehab Provider Network - Michigan, Inc.
Rehab Provider Network - New Jersey, Inc.
Rehab Provider Network - Ohio, Inc.
Rehab Provider Network - Oklahoma, Inc.
Rehab Provider Network - Pennsylvania, Inc.
Rehab Provider Network - Virginia, Inc.
Rehab Provider Network - Washington, D.C., Inc.
Rehab Provider Network of Colorado, Inc.
Rehab Provider Network of Florida, Inc.

Rehab Provider Network of Nevada, Inc.
Rehab Provider Network of New Mexico, Inc.
Rehab Provider Network of North Carolina, Inc.
Rehab Provider Network of Texas, Inc.
Rehab Provider Network of Wisconsin, Inc.
Rehab World, Inc.
Rehab/Work Hardening Management Associates, Ltd.
RehabClinics, Inc.
RehabClinics (COAST), Inc.
RehabClinics (GALAXY), Inc.
RehabClinics (New Jersey), Inc.
RehabClinics (PTA), Inc.
RehabClinics (SPT), Inc.
RehabClinics Abilene, Inc.
RehabClinics Dallas, Inc.
RehabClinics Pennsylvania, Inc.
Rehabilitation Network, Inc.
Robert M. Bacci, R.P.T. Physical Therapy, Inc.
S.T.A.R.T., Inc.
Select Air Corporation
Select Employment Services, Inc.
Select Hospital Investors, Inc.
SelectMark, Inc.
Select Medical of Kentucky, Inc.
Select Medical of Maryland, Inc.
Select Medical of New Jersey, Inc.
Select Medical of New York, Inc.
Select Medical of Ohio, Inc.
Select Medical of Pennsylvania, Inc.

Select Software Ventures, L.L.C.
Select Specialty Hospital - Akron, Inc.
Select Specialty Hospital - Akron II, Inc.
Select Specialty Hospital - Ann Arbor, Inc.
Select Specialty Hospital - Battle Creek, Inc.
Select Specialty Hospital - Beech Grove, Inc.
Select Specialty Hospital - Camp Hill, Inc.
Select Specialty Hospital - Camp Hill, L.P.
Select Specialty Hospital - Central Detroit, Inc.
Select Specialty Hospital - Charleston, Inc.
Select Specialty Hospital - Cincinnati, Inc.
Select Specialty Hospital - Columbus, Inc.
Select Specialty Hospital - Columbus/University, Inc.
Select Specialty Hospital - Dallas, Inc.
Select Specialty Hospital - Denver, Inc.
Select Specialty Hospital - Durham, Inc.
Select Specialty Hospital - Erie, Inc.
Select Specialty Hospital - Evansville, Inc.
Select Specialty Hospital - Flint, Inc.
Select Specialty Hospital - Fort Smith, Inc.
Select Specialty Hospital - Fort Wayne, Inc.
Select Specialty Hospital - Greensburg, Inc.
Select Specialty Hospital - Houston, Inc.
Select Specialty Hospital - Indianapolis, Inc.
Select Specialty Hospital - Jackson, Inc.
Select Specialty Hospital - Johnstown, Inc.
Select Specialty Hospital - Kansas City, Inc.
Select Specialty Hospital - Knoxville, Inc.
Select Specialty Hospital - Little Rock, Inc.

Select Specialty Hospital - Louisville, Inc.
Select Specialty Hospital - Macomb County, Inc.
Select Specialty Hospital - Memphis, Inc.
Select Specialty Hospital - Mesa, Inc.
Select Specialty Hospital - Miami, Inc.
Select Specialty Hospital - Milwaukee, Inc.
Select Specialty Hospital - Morgantown, Inc.
Select Specialty Hospital - Nashville, Inc.
Select Specialty Hospital - New Orleans, Inc.
Select Specialty Hospital - North Knoxville, Inc.
Select Specialty Hospital - Northwest Detroit, Inc.
Select Specialty Hospital - Northwest Indiana, Inc.
Select Specialty Hospital - Oklahoma City, Inc.
Select Specialty Hospital - Oklahoma City/East Campus, Inc.
Select Specialty Hospital - Omaha, Inc.
Select Specialty Hospital - Philadelphia/AEMC, Inc.
Select Specialty Hospital - Phoenix, Inc.
Select Specialty Hospital - Pittsburgh, Inc.
Select Specialty Hospital - Pontiac, Inc.
Select Specialty Hospital - Reno, Inc.
Select Specialty Hospital - San Antonio, Inc.
Select Specialty Hospital - Sioux Falls, Inc.
Select Specialty Hospital - Topeka, Inc.
Select Specialty Hospital - TriCities, Inc.
Select Specialty Hospital - Tulsa, Inc.
Select Specialty Hospital - West Columbus, Inc.
Select Specialty Hospital - Western Michigan, Inc.
Select Specialty Hospital - Wichita, Inc.
Select Specialty Hospital - Wilmington, Inc.

Select Specialty Hospital - Wyandotte, Inc.
Select Specialty Hospital - Youngstown, Inc.
Select Specialty Hospitals, Inc.
Select Synergos, Inc.
Select Unit Management, Inc.
SLMC Finance Corporation
SMC of Florida, Inc.
South Jersey Physical Therapy Associates, Inc.
South Jersey Rehabilitation and Sports Medicine Center, Inc.
Southpointe Fitness Center, Inc.
Southwest Emergency Associates, Inc.
Southwest Medical Supply Company, Inc.
Southwest Physical Therapy, Inc.
Southwest Therapists, Inc.
Sporthopedics Sports and Physical Therapy Centers, Inc.
Sports & Orthopedic Rehabilitation Services, Inc.
Sports Therapy and Arthritis Rehabilitation, Inc.
Star Physical Therapy, Inc.
Stephenson-Holtz, Inc.
The Center for Physical Therapy and Rehabilitation, Inc.
The Orthopedic Sports and Industrial Rehabilitation Network, Inc.
TJ Partnership I
Treister, Inc.
Union Square Center for Rehabilitation & Sports Medicine, Inc.
Valley Group Physical Therapists, Inc.
Vanguard Rehabilitation, Inc.
Wayzata Physical Therapy Center, Inc.
West Penn Rehabilitation Services, Inc.
West Side Physical Therapy, Inc.

West Suburban Health Partners, Inc.
Yuma Rehabilitation Center, Inc.

                                                                       Exhibit A


                                FORM OF NOTE/1/

                          SELECT MEDICAL CORPORATION,

                   9 1/2% Senior Subordinated Notes Due 2009

No.                                                               CUSIP No./2,3/

                                                                  $_____________

     [Select Medical Corporation, a Delaware corporation (and its successors and assigns), and (the "Company," which term shall have the meaning ascribed thereto
in the Indenture hereinafter referred to) promises] to pay to            , or
registered assigns, the principal sum of $([___________] United States Dollars) on June 15, 2009 [(or such lesser or greater amounts as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse here)]/4/.

          Interest Payment Dates:  June 15 and December 15.

          Record Dates:  June 1 and December 1.

          Additional provisions of this Note are set forth on the other side of this Note.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                             SELECT MEDICAL CORPORATION


                                             By:________________________________
                                                Name:
                                                Title:

_________________________

/1/  Insert any applicable legends from Article 2.
/2/ Include appropriate CUSIP Number for Initial Note that is not registered under the Securities Act.
/3/ Include appropriate CUSIP Number for Exchange Note or Initial Note that is registered under the Securities Act.
/4/  Include only if the Note is issued in global form.

[SEAL]


Attest:


____________________

                           TRUSTEE'S CERTIFICATE OF
                                AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

                                    STATE STREET BANK AND TRUST COMPANY,
                                    as Trustee

                                            By:__________________________
                                                Name:
                                                Title:

Dated: ________________________

                        [FORM OF REVERSE SIDE OF NOTE]


                   9 1/2% Senior Subordinated Note Due 2009


1.   Interest
-------------

     The Company promises to pay interest semi-annually on June 15 and December 15 in each year, commencing December 15, 2001 at the rate of 9 1/2% per annum [(subject to adjustment as provided below)]/5/ [, except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods]/6/, until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.]/7/ [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from [June 11, 2001]/8/.]/9/ Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.


_________________________

/5/ Include only for Initial Note when additional interest provisions, set forth in the next paragraph, are included.
/6/  Include only for Exchange Note.
/7/  Include only for Original Notes.
/8/ Insert first date of issuance of Additional Note and its Predecessor Notes. /9/ Include only for Additional Notes (and Exchange Notes issued in the exchange therefor).

     [The Holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement (the "Exchange and Registration Rights Agreement"), dated June 11, 2001, among Select Medical Corporation, each of the Guarantors listed on Schedule I thereto, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC World Markets Corp. and First Union Securities, Inc. Pursuant and subject to the Exchange and Registration Rights Agreement, until [(i) the
                                                                       -
date on which this Note has been exchanged for a freely transferable Exchange Security (as defined in the Exchange and Registration Rights Agreement) in the Registered Exchange Offer (as defined in the Exchange and Registration Rights Agreement), (ii) the date on which this Note has been effectively registered
             --
under the Securities Act and disposed of in accordance with the Shelf Registration Statement (as defined in the Exchange and Registration Rights Agreement), or (iii) the date on which such Note is distributed to the public
                ---
pursuant to Rule 144 of the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act: From and including the date on which a Registration Default (as defined below) shall occur to but excluding the date on which such Registration Default has been cured, additional interest will accrue on the Note in an amount equal to $0.192 per week per $1,000 principal amount of the Note held by such Holder. Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note. Following the cure of all Registration Defaults, the accrual of such additional interest will cease. For purposes of the foregoing, each of the following events, as more particularly defined in the Exchange Registration Rights Agreement, is a "Registration Default": (i) the Exchange Offer Registration
                                         -
Statement is not filed with the SEC on or prior to 75 days after the Issue Date,
(ii) the Exchange Offer Registration Statement or the Shelf Registration
 --
Statement (as defined in the Exchange and Registration Rights Agreement), as the case may be, is not declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretation of the SEC's staff, if later, within 60 days after publication of the change in law or interpretation),
(iii) the Registered Exchange Offer is not consummated on or prior to 180 days
 ---
after the Issue Date, or (iv) the Shelf Registration Statement is filed and
                          --
declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretation of the SEC's staff, if later, within 60 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company and the Subsidiary Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement (as defined in the Exchange and Registration Rights Agreement) filed and declared effective./[10] 11/


____________________

/10/ Include only for Initial Note when required by the Exchange and Registration Rights Agreement.

2.   Method of Payment
----------------------

     Principal of, premium, if any, and interest on this Note will be payable, and this Note may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially will be an office of an Affiliate of the Trustee in New York, New York); at the option of the Company, however, payment of interest may be made by check mailed to the address of the Holder as such address appears in the Note Register; and in addition, if a Holder of at least one million United States Dollars ($1,000,000) in aggregate principal amount of Notes has given wire transfer instructions to us prior to the record date for a payment, the Company will make such payment of principal of, premium, if any, and interest on, such Holder's
Note in accordance with those instructions. [Payment of principal of, premium, if any, and interest on, this Note will be made by wire transfer of immediately available Funds to the Depository or its nominee, as the case may be, as the registered Holder of such global Note]/12/.

3.   Paying Agent and Registrar
-------------------------------

     State Street Bank and Trust Company, a Massachusetts trust company, the Trustee, will initially act as Paying Agent and Note Registrar. The Company may change the Paying Agent or Note Registrar without prior notice and the Company and any of its Domestic Subsidiaries may act as Paying Agent or Note Registrar.

4.   Indenture
--------------

     This Note is one of the duly authorized issue of 9 1/2% Senior Subordinated Notes Due 2009 of the Company (herein called the "Notes"), issued under an Indenture, dated as of June 11, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture," which term shall have the meanings assigned to it in such instrument), among Select Medical Corporation, the Subsidiary Guarantors and State Street Bank and Trust Company as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other guarantor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.


________________________________________________________________________________

/11/ For an Initial Additional Note, add any similar provision, if any, as may be agreed by the Company with respect to additional interest on such Initial Additional Note.
/12/ Include only if Note is issued in global form.

Additional Notes may be issued under the Indenture which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note is entitled to the benefits of a certain senior subordinated Subsidiary Guarantee by the Subsidiary Guarantors (and future Subsidiary Guarantors) made for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture and to the Subsidiary Guarantees for terms relating to such Subsidiary Guarantees, including the release, termination and discharge thereof. Neither the Company nor any Subsidiary Guarantor shall be required to make any notation on this Note to reflect any Subsidiary Guarantee or any such release, termination or discharge.

5.   Optional Redemption
------------------------

     (a) The Notes will be redeemable, at the Company's option, in whole or in part, and from time to time on and after June 15, 2005 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on June 15 of the years set forth below:


     Period                                                Redemption
     ------
                                                             Price
                                                           ----------
     2005.............................................        104.750%
     2006.............................................        103.167%
     2007.............................................        101.583%
     2008 and thereafter..............................        100.000%

     (b) In addition, before June 15, 2004, the Company at its option may on any one or more occasions redeem the Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with the Net Cash Proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 109.50% plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of
                        --------  -------
the Notes equal to at least 65% of the original aggregate principal amount of the Notes

(including the principal amount of any Additional Notes) must remain outstanding after each such redemption and each such redemption must occur within 90 days after the closing of such Equity Offering.

6.   No Sinking Fund
--------------------

     The Notes will not be entitled to the benefit of a sinking fund.

7.   Subordination
------------------

     The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. In addition, the Subsidiary Guarantees are or shall be, as the case may be, subordinated to Subsidiary Guarantor Senior Indebtedness. To the extent provided in the Indenture, Subsidiary Guarantor Senior Indebtedness must be paid before any Subsidiary Guarantee may be paid. The Company and any Subsidiary Guarantor agree, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purposes.

8.   Put Provisions
-------------------

     The Indenture provides that, upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of such purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

9.   Denominations; Transfer; Exchange
--------------------------------------

     The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture and subject to certain limitations set forth therein. No service charge shall be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company shall not be required (i) to issue, transfer or exchange any Note during
                               -
a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 of the Indenture and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange
                                                  --
any Note so selected for redemption (or purchase) in whole or in part.

10.  Persons Deemed Owners
--------------------------

     The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money
--------------------

     The Trustee shall pay to the Company upon a Company Request any money held by it for the payment of principal (and premium, if any) or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

12.  Discharge and Defeasance
-----------------------------

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment, Waiver
----------------------

     Subject to certain exceptions, (i) the Indenture may be amended with the
                                     -
consent of the Holders of a majority in principal amount of the Notes then outstanding and (ii) any past or existing default or compliance with any
                 --
provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). In certain instances provided in the Indenture, the Indenture may be amended without the consent of any Holder.

14.  Defaults and Remedies
--------------------------

     If an Event of Default with respect to the Notes occurs and is continuing, the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

15.  No Recourse Against Others
-------------------------------

     No director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or any subsidiary thereof shall have any liability for any obligation of the Company, or any Subsidiary Guarantor on the Notes under this Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

16.  Governing Law
------------------

     THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, EACH SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

17.  Authentication
-------------------

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.  Abbreviations
------------------

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers
------------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by
  -----
the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________________            ______________________________
                                        NOTICE:  To be executed by an executive
                                                 officer]/14/


_____________________

/14/ Include only for an Initial Note or an Initial Additional Note that bears the Private Placement Legend, in accordance with the Indenture.

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 410 or 414 of the Indenture, check the box: [ ].

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 410 or 414 of the Indenture, state the amount (in principal amount):

$


Date: __________________ Signed: ___________________________
                                 (Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:_______________________________________


     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by
  -----
the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

            The following increases or decreases in this Global Note have been made:

Date of       Amount of decreases   Amount of            Principal amount       Signature
Exchange      in Principal          increases in         of this Global Note    of authorized
              Amount of this        Principal            following such         officer or
              Global Note           Amount of this       decreases or           Trustees of
                                    Global Note          increases              Securities
                                                                                Custodian


                                                                       Exhibit B

       Form of Supplemental Indenture in Respect of Subsidiary Guarantee
       -----------------------------------------------------------------

     SUPPLEMENTAL INDENTURE, dated as of [_________] (this "Supplemental
                                                            ------------
Indenture"), among [name of [New Note Subsidiary Guarantor[s]1] (the "New
---------                    --------------------------------         ---
Subsidiary Guarantor[s]"), the Company Medical Corporation, a Delaware
-----------------------
corporation (together with its successors and assigns, the "Company"), the then existing Note Subsidiary Guarantors under the Indenture referred to below (the "Existing Subsidiary Guarantors"), and State Street Bank and Trust Company, as
 ------------------------------
Trustee (the "Trustee") under the Indenture referred to below.
              -------

                             W I T N E S S E T H:

     WHEREAS, the Company, the Existing Subsidiary Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of June 11, 2001, as amended (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 9 1/2% Senior Subordinated Notes Due
 ---------
2009 of the Company (the "Notes");
                          -----

     WHEREAS, Section 413 of the Indenture provides that the Company is required
              -----------
to or may cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Note Subsidiary Guarantors shall guarantee the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture;

     WHEREAS, [the][each] New Subsidiary Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such New Subsidiary Guarantor is dependent on the financial performance and condition of the Company and on [the] [such] New Subsidiary Guarantor's access to working capital through the Company's access to revolving credit borrowings under the Senior Credit Agreement; and

     WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor[s], the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:



______________________________
/1/  Insert as appropriate

     1. Defined Terms. As used in this Supplemental Indenture, terms defined in
        -------------
the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Agreement to Subsidiary Guarantee. [The] [Each] New Subsidiary Guarantor
        ---------------------------------
hereby agrees, jointly and severally with [all] [any] other New Subsidiary Guarantor[s] and all Existing Subsidiary Guarantors, fully and unconditionally, to guarantee the Subsidiary Guaranteed Note obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor. The Subsidiary Guarantee of each New Subsidiary Guarantor is subject to the subordination provisions of the Indenture.

     3. Termination, Release and Discharge. [The] [Each] New Subsidiary
        -----------  ---------------------
Guarantor's Subsidiary Guarantee shall terminate and be of no further force or effect, and [the] [each] New Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

     4. Parties. Nothing in this Supplemental Indenture is intended or shall be
        -------
construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] New Subsidiary Guarantor's Subsidiary Guarantee or any provision contained herein or in Article Thirteen of the Indenture.

     5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
        -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, EACH SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     6. Ratification of Indenture; Supplemental Indentures Part of Indenture.
        -------------------------  -----------------------------------------
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     7. Counterparts. The parties hereto may sign one or more copies of this
        ------------
Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

     8. Headings. The section headings herein are for convenience of reference
        --------
only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                [NAME OF NEW SUBSIDIARY
                                GUARANTOR],/2/ as New Subsidiary Guarantor


                                By:________________________________
                                   Name:
                                   Title:


                                SELECT MEDICAL CORPORATION


                                By:________________________________
                                   Name:
                                   Title:


                                STATE STREET BANK AND TRUST COMPANY, as Trustee


                                By:________________________________
                                   Name:
                                   Title:


________________________________
/2/  Add a signature block for each New Subsidiary Guarantor.

                                                                       Exhibit C





            Form of Certificate to be Delivered in Connection with
            ------------------------------------------------------
                Transfers to Institutional Accredited Investors
                -----------------------------------------------

                                                                          [Date]

Select Medical Corporation
c/o State Street Bank and Trust Company
2 Avenue De Lafayette
5th Floor
Boston, Massachusetts  02111
Attention: Corporate Trust Operations

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $_________ principal amount of the 9 /1/2/% Senior Subordinated Notes due 2009 of the Company Medical Corporation ("the Company").

     Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

     Name:   ___________________________________

     Address:   ________________________________

     Taxpayer ID Number:   _____________________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor", within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the notes, and we are acquiring the notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the notes, and we invest in or purchase securities similar to the notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing notes to offer, sell or otherwise transfer such notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such notes or any predecessor thereto, which we refer to as the resale restriction termination date, only (a) to the Company or its subsidiaries, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional investor, or QIB, under Rule 144A that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the resale restriction termination date. If any resale or other transfer of the notes is proposed to be made pursuant to clause (e) above prior to the resale restriction termination date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the trustee reserve the right prior to any offer, sale or other transfer prior to the resale restriction termination date of the notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the trustee.

                                             TRANSFEREE:________________________


                                             BY:________________________________

                                                                       Exhibit D

                       Form of Regulation S Certificate
                       --------------------------------

                           Regulation S Certificate
                           ------------------------

Select Medical Corporation
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
6th Floor
Boston, Massachusetts  02111-1724
Attention: Corporate Trust Department

         Re:   SELECT MEDICAL CORPORATION (the "Company")
               9 1/2% Senior Subordinated Notes Due 2009 (the "Notes")
               -------------------------------------------------------


Ladies and Gentlemen:

         In connection with our proposed sale of $_____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933,
                               ------------
as amended (the "Securities Act"), and accordingly, we hereby certify as
                 --------------
follows:

               1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

               2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

               3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

               4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Regulation S Note Exchange Date referred to in the Indenture, dated as of June 11, 2001, among the Company, the Subsidiary Guarantors party thereto and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

               6. We have advised the transferee of the transfer restrictions applicable to the Notes.

         You, the Company and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                   Very truly yours,

                                                   [NAME OF SELLER]


                                                   By:__________________________
                                                      Name:
                                                      Title:
                                                      Address:

Date of this Certificate:  _________________, 200_

                                                                       Exhibit E


                  Form of Certificate of Beneficial Ownership
                  -------------------------------------------



Select Medical Corporation
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
6th Floor
Boston, Massachusetts  02111-1724
Attention: Corporate Trust Department

         Re:      SELECT MEDICAL CORPORATION
                  9 1/2% Senior Subordinated Notes Due 2009 (the "Notes")
                  ------------------------------------------------------

Ladies and Gentlemen:

         This letter relates to $___________ principal amount of Notes represented by the offshore global note certificate (the "Regulation S Global
                                                          -------------------
Note"). Pursuant to Section 313(4) of the Indenture dated as of June 11, 2001
----
relating to the Notes (the "Indenture"), we hereby certify that (1) we are the
                                                                 -
beneficial owner of such principal amount of Notes represented by the Regulation S Global Note and (2) we are either (i) a Non-U.S. Person to whom the Notes
                   -                 -
could be transferred in accordance with Rule 904 of Regulation S ("Regulation
                                                                   ----------
S") promulgated under the Securities Act of 1933, as amended (the "Act") or (ii)
-                                                                  ---       --
a U.S. Person who purchased securities in a transaction that did not require registration under the Act. Accordingly, you are hereby requested to issue a Regulation S Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Regulation S Global Note, all in the manner provided by the Indenture.

         You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                   Very truly yours,

                                                   [Name of Holder]


                                                   By:__________________________
                                                      Authorized Signature

                                                                      Schedule 1


                      Existing Joint Venture Subsidiaries
                      -----------------------------------

Canadian Back Institute Limited
CBI Brampton Limited Partnership
CBI Calgary Limited Partnership
CBI Fraser Valley Limited Partnership
CBI Holdings Ltd.
CBI Physiotherapists Corporation
CBI Professional Services Inc.
CBI South Calgary Limited Partnership
CBI Vancouver Limited Partnership
CBI Victoria Limited Partnership
CBI Windsor Limited Partnership
Dynamic Rehabilitation Inc.
Kentucky Orthopedic Rehabilitation, LLC
Medical Information Management Systems, LLC
Millenium Rehab Services, L.L.C.
1263568 Ontario Limited (London Group)
Rehab Advantage Therapy Services, LLC
Rehab Health, Inc.
Select Houston Partners, L.P.
S.T.A.R. Rehab, Inc.
Select Management Services, LLC
Select Specialty Hospital - Biloxi, Inc.
TJ Corporation I, L.L.C.

                                                                      Schedule 2


                                  Seller Notes
                                  ------------

1. NovaCare Orthotics & Prosthetics East, Inc. 6% Subordinated Promissory Note due August 29, 2002 principal amount $350,000 issued to Active Prosthetics and Orthotics, Inc.
2. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due August 31, 2001 principal amount $80,000 issued to Theodore C Moore.
3. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due November 30, 2002 principal amount $87,500 issued to Larry Berger.
4. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due November 30, 2002 principal amount $87,500 issued to William White.
5. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due November 21, 2002 principal amount $100,000 issued to Stewart Services Corporation.
6. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due November 21, 2002 principal amount $100,000 issued to The Meadows 1997 Charitable Remainder Unitrust.
7. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due September 15, 2002 principal amount $550,000 issued to Spine-Hand-Arm Rehabilitation & Ergonomics, Inc.
8. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due April 30, 2002 principal amount $700,000 issued to the Donald A. Chu Living Trust.
9. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due November 21, 2002 principal amount $100,000 issued to The Walder 1997 Charitable Remainder Unitrust.
10. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due September 30, 2002 principal amount $200,000 issued to Susan L. Erwin.
11. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due February 28, 2002 principal amount $75,000 issued to Phillip A. Sauer, PT.
12. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due February 27, 2003 principal amount $275,000 issued to Borden Family Investments, L.L.C.
13. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due February 28, 2003 principal amount $300,000 issued to Richard Reed and Donna Reed.
14. NovaCare Outpatient Rehabilitation West, Inc. 6% Subordinated Promissory Note due July 13, 2003 principal amount $150,000 issued to Charles Orofino.
15. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due December 31, 2001 principal amount $241,267.50 issued to Donna and Salvatore LaFata.
16. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due December 31, 2001 principal amount $16,267.50 issued to Yvonne Bacci.

17. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due December 31, 2001 principal amount $192,465 issued to Maurice W. Beels.
18. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due June 30, 2001 principal amount $12,500 issued to Scott G. Knoche.
19. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due June 30, 2001 principal amount $150,000 issued to David Brummel.
20. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due June 30, 2001 principal amount $87,500 issued to the Gregory G. Swartz Trust.
21. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due August 31, 2001 principal amount $75,000 issued to Mary Lou Fricke Neal.
22. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due December 31, 2002 principal amount $350,000 issued to Peter Tailov.
23. NovaCare Outpatient Rehabilitation East, Inc. 6.5% Subordinated Promissory Note due February 28, 2002 principal amount $2,250,000 issued to Health Trax Rehabilitation Systems, Inc.
24. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due March 21, 2002 principal amount $330,000 issued to Wayne D. Bryant.
25. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due March 21, 2002 principal amount $220,000 issued to Michael D. Wah.
26. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due March 24, 2002 principal amount $250,000 issued to Macon Physical Therapy & Rehabilitation Center, P.C.
27. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due May 30, 2002 principal amount $400,000 issued to Northville Physical Therapy & Rehabilitation P.C.
28. NovaCare Outpatient Rehabilitation East, Inc. 6.5% Subordinated Promissory Note due May 31, 2002 principal amount $800,000 issued to Mark Mortland.
29. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due September 10, 2002 principal amount $350,000 issued to Kenneth Lochbaum.
30. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due September 30, 2002 principal amount $500,000 issued to Associates in Physical Therapy, Inc.
31. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due November 24, 2002 principal amount $400,000 issued to Mark Butler.
32. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due May 30, 2002 principal amount $1,100,000 issued to Subbash Kapur, Trustee of the Subbash Kapur Living Trust.
33. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due November 25, 2002 principal amount $100,000 issued to Al Saveri L.P.T., P.C.
34. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due November 26, 2002 principal amount $1,175,000 issued to Kurt Gelfand.

35. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due November 26, 2002 principal amount $1,175,000 issued to Kurt Gelfand.
36. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due November 28, 2002 principal amount $1,100,000 issued to Rochester Knee and Sports Therapy, Inc.
37. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due December 29, 2002 principal amount $150,000 issued to Liberty Physical Rehabilitation Center, Inc.
38. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due December 29, 2002 principal amount $200,000 issued to Boardwalk Physical Rehabilitation Center, Inc.
39. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due December 31, 2002 principal amount $925,000 issued to Carroll County Physical Therapy, LLP.
40. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due March 31, 2002 principal amount $250,000 issued to Greater Baltimore Sports Medicine and Rehabilitation Center, L.L.C.
41. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due January 30, 2003 principal amount $325,000 issued to Two Rivers Center, Inc.
42. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due January 30, 2003 principal amount $150,000 issued to Orthosport Rehabilitation.
43. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due February 27, 2003 principal amount $500,000 issued to Elena Wahbeh Foster.
44. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due April 29, 2003 principal amount $300,000 issued to Nickie Siegel & Associates, P.A.
45. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due April 30, 2003 principal amount $75,000 issued to Joseph Vierzbicki.
46. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due July 31, 2003 principal amount $200,000 issued to Robert E. Mangine and Marsha Eifert-Mangine.
47. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due August 31, 2003 principal amount $125,000 issued to Advance Rehab Center, Inc.
48. NovaCare Outpatient Rehabilitation East, Inc. 6% Subordinated Promissory Note due July 28, 2001 principal amount $5,000,000 issued to John E. Skvarla III and J. Wayne Cannady as representatives to be held in trust for the benefit of the shareholders of Pro Active, Inc.
49. Union Square Center for Rehabilitation & Sports Medicine, Inc. 10% Subordinate Promissory Note due April 21, 2002 principal amount $90,000 issued to Sheryl Rakes.

50. Rehabclinics, Inc. 6% Subordinated Promissory Note due September 30, 2001 principal amount $1,321,279.79 issued to Physical Therapy and Sport Services, P.C.
51. NovaCare Occupational Health Services, Inc. 6% Subordinated Promissory Note due September 30, 2001 principal amount $9,000,000 issued to Liberty Mutual Managed Care, Inc.

52. NC Resources, Inc. Subordinated Promissory Note due February 1, 2002 principal amount $2,700,000 issued to Mark I. Congress, M.D.